                                                               EXHIBIT (a)(1)(i)

                               OFFER TO PURCHASE

                       MORGAN STANLEY PRIME INCOME TRUST

                     OFFER TO PURCHASE FOR CASH 50,000,000
                           OUTSTANDING COMMON SHARES
                               SUMMARY TERM SHEET

    THIS SUMMARY HIGHLIGHTS CERTAIN INFORMATION IN THIS OFFER TO PURCHASE. TO UNDERSTAND THE OFFER FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE TERMS OF THE OFFER, YOU SHOULD READ CAREFULLY THIS ENTIRE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL. WE HAVE INCLUDED PAGE REFERENCES PARENTHETICALLY TO DIRECT YOU TO A MORE COMPLETE DESCRIPTION OF THE TOPICS IN THIS SUMMARY.

WHAT SECURITIES IS MORGAN STANLEY PRIME INCOME TRUST OFFERING TO PURCHASE? (PAGE
6)

    The Trust is offering to purchase up to 50,000,000 of its common shares. If more than 50,000,000 shares are surrendered in response to this offer, i.e., "tendered," the Trust expects to either extend the offer period and increase the number of shares it is offering to purchase OR purchase the shares tendered on a pro rata basis. The offer is not conditioned upon the tender of any minimum number of shares.

HOW MUCH AND IN WHAT FORM WILL THE TRUST PAY ME FOR MY SHARES? (PAGE 6)

    The Trust will pay cash for your shares tendered in proper form. The purchase price will equal the net asset value (NAV) per share, determined as of 4:00 p.m., New York City time, on the date the offer expires (currently, December 20, 2002). As of November 8, 2002, the Trust's NAV was $7.90 per common share. Of course, the NAV can change every business day.

WILL I HAVE TO PAY ANY FEES OR COMMISSIONS? (PAGE 8)

    You will be charged an early withdrawal fee on tendered shares purchased by the Trust, if you held those shares for four years or less. The maximum fee is 3% of the value of the tendered shares, scaled down for each year you held your shares, reaching zero after four years. The charge is not imposed on shares acquired through reinvestment of dividends nor on the value of your shares attributable to appreciation.

DOES THE TRUST HAVE THE FINANCIAL RESOURCES TO PAY ME FOR MY SHARES? (PAGE 12)

    Assuming the Trust purchases 50,000,000 common shares at the November 8, 2002 NAV of $7.90 per share, the Trust's total cost, not including fees and expenses incurred in connection with the offer, will be approximately $395,000,000. The Trust believes that it will not need to borrow money to finance the purchase of tendered shares, although the Trust has the authority to do so, if necessary.

WHEN DOES THE OFFER EXPIRE? CAN THE TRUST EXTEND THE OFFER, AND IF SO, HOW WILL I BE NOTIFIED? (PAGES 6 AND 13)

    - The offer expires Friday, December 20, 2002, at 12:00 midnight, New York City time, unless the Trust extends the offer.

    - The Trust may extend the offer period at any time.

    - If the offer period is extended, the Trust will make a public announcement of the extension no later than 9:00 a.m., New York City time, on the next business day following the previously scheduled expiration date.

HOW DO I TENDER MY SHARES? (PAGE 6)

    If you decide to tender your shares:

    - You may contact your Morgan Stanley Financial Advisor and request that your shares be tendered to Morgan Stanley Trust (the Depositary, i.e., acts as agent for the Trust).

    - If you do not have a Morgan Stanley Financial Advisor or you hold certificates of Trust shares, you must:

        a) complete and sign in proper form the Letter of Transmittal accompanying this Offer to Purchase; and

        b) send the Letter of Transmittal, any certificates of shares and any other required documents to the Depositary (whose address is on the cover page) before the expiration date.

UNTIL WHAT TIME CAN I WITHDRAW TENDERED SHARES? (PAGE 9)

    You may withdraw your tendered shares at any time before the expiration date. In addition, if the Trust has not yet accepted your tendered shares for payment, you may withdraw your offer after January 17, 2003.

HOW DO I WITHDRAW TENDERED SHARES? (PAGE 9)

    - contact your Morgan Stanley Financial Advisor; or

    - submit proper written notice to the Depositary.

WILL THERE BE ANY TAX CONSEQUENCES TO TENDERING MY SHARES? (PAGE 13)

    If your tendered shares are accepted, it will be a taxable transaction either in the form of a "sale or exchange" or under certain circumstances, as a "dividend."

    Please consult your tax advisor as to the tax consequences of tendering your shares.

WHAT IS THE PURPOSE OF THE OFFER? (PAGE 10)

    The offer seeks to provide liquidity for Trust shareholders. The Trust's Board of Trustees presently intends to consider making similar offers each quarter. However, the Trust cannot assure you that you will be provided sufficient liquidity or that the Trust will make a similar tender offer in the future.

    Please bear in mind that neither the Trust nor its Board has made any recommendation as to whether or not you should tender your shares.

WHAT ARE THE MOST SIGNIFICANT CONDITIONS TO THE OFFER? (PAGE 10)

    The Trust may terminate the offer, amend its terms, and/or reject shares tendered for payment or postpone payment, under any one of the following circumstances which, in the Trust's view, make it inadvisable to proceed with the offer, purchase or payment:

    - a secondary market for Trust shares develops.

    - the Trust believes it has insufficient liquidity to accommodate the offer.

    - the Trust believes the offer could impair compliance with SEC or IRS requirements.

    - trading generally on the New York Stock Exchange is suspended or limited.

    - there is in the Trust's judgment any material legal action threatened, pending or taken, challenging the offer or otherwise materially adversely affecting the Trust.

    - certain other circumstances where the Trust believes that it or its shareholders may be adversely affected if shares were purchased pursuant to the offer.

IF I DECIDE NOT TO TENDER, HOW WILL THE OFFER AFFECT MY SHARES? (PAGE 12)

    If you do not tender you shares, your shares may be subject to increased risk resulting from the Trust reducing its assets to pay for tendered shares. Reduced assets could lead, for example, to increased volatility. The risks are reduced, however, to the extent the Trust sells new shares.

WHO DO I CONTACT IF I HAVE QUESTIONS ABOUT THE TENDER OFFER?

    For additional information or assistance, you may contact your Morgan Stanley Financial Advisor or the Depositary at the toll free number set forth on the cover of this Offer to Purchase.

                       MORGAN STANLEY PRIME INCOME TRUST
                     OFFER TO PURCHASE FOR CASH 50,000,000
                  OF ITS ISSUED AND OUTSTANDING COMMON SHARES
                      AT NET ASSET VALUE PER COMMON SHARE
--------------------------------------------------------------------------------
               THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS
                WILL EXPIRE AT 12:00 MIDNIGHT NEW YORK CITY TIME
              ON DECEMBER 20, 2002, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

To the Holders of Common Shares of
MORGAN STANLEY PRIME INCOME TRUST:

    Morgan Stanley Prime Income Trust, a non-diversified, closed-end management investment company organized as a Massachusetts business trust (the "Trust") under the former name "Allstate Prime Income Trust," is offering to purchase up to 50,000,000 of its common shares of beneficial interest, with par value of $.01 per share ("Common Shares"), for cash at a price (the "Purchase Price") equal to their net asset value ("NAV") computed as of 4:00 P.M. New York City time on December 20, 2002. The offer, proration period and withdrawal rights will expire at 12:00 midnight New York City time on December 20, 2002 (the "Initial Expiration Date"), unless extended (the Initial Expiration Date or the latest date to which the Offer is extended, the "Expiration Date"), upon the terms and conditions set forth in this Offer to Purchase and the related Letter of Transmittal (which together constitute the "Offer"). An Early Withdrawal Charge (as defined in Section 3) will be imposed on most Common Shares accepted for payment that have been held for four years or less. The Common Shares are not currently traded on an established trading market. The NAV on November 8, 2002 was $7.90 per Common Share. Through the Expiration Date, you can obtain current NAV quotations from Morgan Stanley Investment Advisors Inc. ("Morgan Stanley Investment Advisors") by calling (800) 869-NEWS, Extension 0, between the hours of 8:30 A.M. and 6:00 P.M. New York City time, Monday through Friday, except holidays. See Section 9.

    The Offer is not conditioned upon the tender of any minimum number of Common Shares. If more than 50,000,000 Common Shares are tendered, no Common Shares may be purchased if (a) the Offer is not extended and the number of Common Shares for which tenders are sought is not increased to allow the purchase of such additional Common Shares or (b) the Trust elects not to purchase 50,000,000 of the tendered Common Shares on a pro rata basis. If more than 50,000,000 Common Shares are duly tendered prior to the expiration of the Offer, subject to the condition that there have been no material changes in the factors originally considered by the Board of Trustees when it determined to make the Offer and in the other conditions set forth in Section 6, the Trust will either extend the Offer period, if necessary, and increase the number of Common Shares that the Trust is offering to purchase to an amount which it believes will be sufficient to accommodate the excess Common Shares tendered as well as any Common Shares tendered during the extended Offer period or purchase 50,000,000 (or such larger number of Common Shares sought) of the Common Shares tendered on a pro rata basis.

                  THIS OFFER IS BEING MADE TO ALL SHAREHOLDERS
                  OF THE TRUST AND IS NOT CONDITIONED UPON ANY
                MINIMUM NUMBER OF COMMON SHARES BEING TENDERED.

                            THIS OFFER IS SUBJECT TO
                       CERTAIN CONDITIONS. SEE SECTION 6.

                                   IMPORTANT

    If you desire to tender Common Shares, have a brokerage account at Morgan Stanley DW Inc. ("Morgan Stanley DW") and your Common Shares are not evidenced by certificates in your possession you may, if you wish, contact your Morgan Stanley Financial Advisor and request that he or she effect the tender on your behalf. If you elect to tender Common Shares through your Morgan Stanley Financial Advisor, you do NOT have to complete the Letter of Transmittal. If you do not have a brokerage account at Morgan Stanley DW or if your Common Shares are evidenced by certificates in your possession or you do not wish to tender Common Shares through your Morgan Stanley Financial Advisor, all or any portion of your Common Shares may be tendered only by completing and signing the Letter of Transmittal and mailing or delivering it along with any Common Share certificate(s) and any other required documents to Morgan Stanley Trust (the "Depositary").

    NEITHER THE TRUST NOR ITS BOARD OF TRUSTEES MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ANY OR ALL OF SUCH SHAREHOLDER'S COMMON SHARES. SHAREHOLDERS ARE URGED TO EVALUATE CAREFULLY ALL INFORMATION IN THE OFFER, CONSULT THEIR OWN INVESTMENT AND TAX ADVISERS AND MAKE THEIR OWN DECISIONS WHETHER TO TENDER COMMON SHARES AND, IF SO, HOW MANY COMMON SHARES TO TENDER.

    NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE TRUST AS TO WHETHER SHAREHOLDERS SHOULD TENDER COMMON SHARES PURSUANT TO THE OFFER. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL. IF GIVEN OR MADE, SUCH RECOMMENDATION AND SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST.

    Requests for additional copies of this Offer to Purchase and the Letter of Transmittal should be directed to Morgan Stanley Trust at the addresses and telephone number set forth below. Questions and requests for assistance may be directed to Morgan Stanley Investment Advisors Inc. at the telephone number set forth below.

November 20, 2002                         MORGAN STANLEY PRIME INCOME TRUST
Morgan Stanley Investment Advisors Inc.   Depositary:
(800) 869-NEWS                            Morgan Stanley Trust
Extension 0                               By Mail:
                                          Morgan Stanley Trust
                                          P.O. Box 984
                                          Jersey City, NJ 07303
                                          By Hand Delivery or Courier:
                                          Morgan Stanley Trust
                                          Harborside Financial Center,
                                          Plaza Two
                                          Jersey City, NJ 07311
                                          Attn: Morgan Stanley Prime Income Trust
                                          Telephone: (800) 869-NEWS
                                                    Extension 0

                               TABLE OF CONTENTS

 SECTION                                                                                 PAGE
 -------                                                                               --------
            1.           Price; Number of Common Shares..............................      6

            2.           Procedure for Tendering Common Shares.......................      6

            3.           Early Withdrawal Charge.....................................      8

            4.           Withdrawal Rights...........................................      9

            5.           Payment for Shares..........................................      9

            6.           Certain Conditions of the Offer.............................     10

            7.           Purpose of the Offer........................................     10

            8.           Plans or Proposals of the Trust.............................     11

            9.           Price Range of Common Shares; Dividends.....................     11

           10.           Interest of Trustees and Executive Officers; Transactions
                          and Arrangements Concerning the Common Shares..............     11

           11.           Certain Effects of the Offer................................     12

           12.           Source and Amount of Funds..................................     12

           13.           Certain Information about the Trust.........................     12

           14.           Additional Information......................................     13

           15.           Certain Federal Income Tax Consequences.....................     13

           16.           Extension of Tender Period; Termination; Amendments.........     13

           17.           Miscellaneous...............................................     14

           18.           Financial Statements--September 30, 2002....................     15

           19.           Financial Statements--September 30, 2001....................     38

    1. PRICE; NUMBER OF COMMON SHARES. The Trust will, upon the terms and subject to the conditions of the Offer, accept for payment (and thereby purchase) 50,000,000 or such lesser number of its issued and outstanding Common Shares which are properly tendered (and not withdrawn in accordance with Section 4) prior to 12:00, midnight, New York City time, on December 20, 2002 (such time and date being hereinafter called the "Initial Expiration Date"). The Trust reserves the right to extend the Offer. See Section 16. The later of the Initial Expiration Date or the latest time and date to which the Offer is extended is hereinafter called the "Expiration Date." The purchase price of the Common Shares will be their NAV computed as of 4:00 P.M. New York City time on the Expiration Date. The NAV on November 8, 2002 was $7.90 per Common Share. You can obtain current NAV quotations from Morgan Stanley Investment Advisors Inc. ("Morgan Stanley Investment Advisors") by calling (800) 869-NEWS extension 0 during normal business hours. Shareholders tendering Common Shares shall be entitled to receive all dividends declared on or before the Expiration Date, but not yet paid on Common Shares tendered pursuant to the Offer. See Section 9. The Trust will not pay interest on the purchase price under any circumstances. AN EARLY WITHDRAWAL CHARGE WILL BE IMPOSED ON MOST COMMON SHARES ACCEPTED FOR PAYMENT THAT HAVE BEEN HELD FOR FOUR YEARS OR LESS. SEE SECTION 3.

    The Offer is being made to all shareholders of the Trust and is not conditioned upon any minimum number of Common Shares being tendered. If the number of Common Shares properly tendered prior to the Expiration Date and not withdrawn is less than or equal to 50,000,000 Common Shares (or such greater number of Common Shares as the Trust may elect to purchase pursuant to the Offer), the Trust will, upon the terms and subject to the conditions of the Offer, purchase at NAV all Common Shares so tendered. If more than 50,000,000 Common Shares are duly tendered prior to the expiration of the Offer and not withdrawn, subject to the condition that there have been no changes in the factors originally considered by the Board of Trustees when it determined to make the Offer and the other conditions set forth in Section 6, the Trust will either extend the Offer period, if necessary, and increase the number of Common Shares that the Trust is offering to purchase to an amount which it believes will be sufficient to accommodate the excess Common Shares tendered as well as any Common Shares tendered during the extended Offer period or purchase 50,000,000 (or such larger number of Common Shares sought) of the Common Shares tendered on a pro rata basis.

    On November 8, 2002, there were approximately 172,573,460 Common Shares issued and outstanding and there were approximately 60,339 holders of record of Common Shares. The Trust has been advised that no trustees, officers or affiliates of the Trust intend to tender any Common Shares pursuant to the Offer.

    The Trust reserves the right, in its sole discretion, at any time or from time to time, to extend the period of time during which the Offer is open by giving oral or written notice of such extension to the Depositary and making a public announcement thereof. See Section 16. There can be no assurance, however, that the Trust will exercise its right to extend the Offer. If the Trust decides, in its sole discretion, to increase (except for any increase not in excess of 2% of the outstanding Common Shares) or decrease the number of Common Shares being sought and, at the time that notice of such increase or decrease is first published, sent or given to holders of Common Shares in the manner specified below, the Offer is scheduled to expire at any time earlier than the tenth business day from the date that such notice is first so published, sent or given, the Offer will be extended at least until the end of such ten business day period.

    2.  PROCEDURE FOR TENDERING COMMON SHARES.

    PROPER TENDER OF COMMON SHARES. If you have a brokerage account at Morgan Stanley DW and your Common Shares are not evidenced by certificates in your possession, you may contact your Morgan Stanley Financial Advisor and request that he or she tender your Common Shares to the Depositary on your behalf. If you choose to have your Morgan Stanley Financial Advisor tender your Common Shares, you do not have to submit any documents to the Depositary. If you do not wish to have your Morgan Stanley Financial Advisor tender your Common Shares or you do not have a brokerage account at Morgan Stanley DW or you have certificates for Common Shares in your possession, for Common Shares to be properly tendered pursuant to the Offer, a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees, any certificates for such Common Shares, and any other documents required by the Letter of Transmittal, must be received on or before the Expiration Date by the Depositary at its address set forth on page 2 of this Offer to Purchase. If you wish to tender your shares on the Expiration Date following the close of business you may do so by calling (201) 938-6499.

    It is a violation of Section 10(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), and Rule 14e-4 promulgated thereunder, for a person to tender Common Shares for such person's own account unless the person so tendering (a) owns such Common Shares or (b) owns other securities convertible into or exchangeable for such Common Shares or owns an option, warrant or right to purchase such Common Shares and intends to acquire Common Shares for tender by conversion, exchange or exercise of such option, warrant or right.

    Section 10(b) and Rule 10b-4 provide a similar restriction applicable to the tender or guarantee of a tender on behalf of another person.

    The acceptance of Common Shares by the Trust for payment will constitute a binding agreement between the tendering shareholder and the Trust upon the terms and subject to the conditions of the Offer, including the tendering shareholder's representation that (i) such shareholder owns the Common Shares being tendered within the meaning of Rule 10b-4 promulgated under the Exchange Act and (ii) the tender of such Common Shares complies with Rule 10b-4.

    SIGNATURE GUARANTEES AND METHOD OF DELIVERY. (Only applicable if you are a shareholder not tendering Common Shares through your Morgan Stanley Financial Advisor). Signatures on the Letter of Transmittal are not required to be guaranteed unless (1) the Letter of Transmittal is signed by someone other than the registered holder of the Common Shares tendered therewith, or (2) payment for tendered Common Shares is to be sent to a payee other than the registered owner of such Common Shares and/or to an address other than the registered address of the registered owner of the Common Shares. In those instances, all signatures on the Letter of Transmittal must be guaranteed by an eligible guarantor acceptable to the Depositary (an "Eligible Guarantor") (shareholders should contact the Depositary for a determination as to whether a particular institution is such an Eligible Guarantor). If Common Shares are registered in the name of a person or persons other than the signer of the Letter of Transmittal or if payment is to be made to, unpurchased Common Shares are to be registered in the name of, or any certificates for unpurchased Common Shares are to be returned to any person other than the registered owner, then the Letter of Transmittal and, if applicable, the tendered Common Share certificates must be endorsed or accompanied by appropriate authorizations, in either case signed exactly as such name or names appear on the registration of the Common Shares with the signatures on the certificates or authorizations guaranteed by an Eligible Guarantor. See Instructions 1 and 5 of the Letter of Transmittal.

    Payment for Common Shares tendered and accepted for payment pursuant to the Offer will be made (i) if you have tendered Common Shares directly to the Depositary, only after receipt by the Depositary on or before the Expiration Date of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) and any other documents required by the Letter of Transmittal or (ii) if you have requested Morgan Stanley DW to tender Common Shares on your behalf, only after receipt by the Depositary on or before the Expiration Date of a notice from Morgan Stanley DW containing your name and the number of Common Shares tendered. If your Common Shares are evidenced by certificates, those certificates must be received by the Depositary on or prior to the Expiration Date.

    The method of delivery of any documents, including certificates for Common Shares, is at the election and risk of the party tendering Common Shares. If documents are sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested.

    DETERMINATION OF VALIDITY. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders will be determined by the Trust, in its sole discretion, whose determination shall be final and binding. The Trust reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of or payment for which may, in the opinion of the Trust's counsel, be unlawful. The Trust also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender with respect to any particular Common Shares or any particular shareholder, and the Trust's interpretations of the terms and conditions of the Offer will be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such times as the Trust shall determine. Tendered Common Shares will not be accepted for payment unless the defects or irregularities have been cured within such time or waived. Neither the Trust, Morgan Stanley DW, the Depositary nor any other person shall be obligated to give notice of any defects or irregularities in tenders, nor shall any of them incur any liability for failure to give such notice.

    FEDERAL INCOME TAX WITHHOLDING. To prevent backup federal income tax withholding equal to 30% of the gross payments made pursuant to the Offer, each shareholder who has not previously submitted a Substitute Form W-9 to the Trust or does not otherwise establish an exemption from such withholding must notify the Depositary of such shareholder's correct taxpayer identification number (or certify that such taxpayer is awaiting a taxpayer identification number) and provide certain other information by completing the Substitute Form W-9 included in the Letter of Transmittal. Foreign shareholders who are individuals and who have not previously submitted a Form W-8 to the Trust must do so in order to avoid backup withholding.

    The Depositary will withhold 30% of the gross payments payable to a foreign shareholder unless the Depositary determines that a reduced rate of withholding or an exemption from withholding is applicable. (Exemption from backup withholding does not exempt a foreign shareholder from the 30% withholding). For this purpose, a foreign shareholder, in general, is a shareholder that is not
(i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of the source of such income. The Depositary will determine a shareholder's status as a foreign shareholder and eligibility for a reduced rate of, or an exemption from, withholding by reference to the shareholder's address and to any outstanding certificates or statements concerning eligibility for a reduced rate of, or exemption from, withholding unless facts and circumstances indicate that reliance is not warranted. A foreign shareholder who has not previously submitted the appropriate certificates or statements with respect to a reduced rate of, or exemption from, withholding for which such shareholder may be eligible should consider doing so in order to avoid over-withholding. A foreign shareholder may be eligible to obtain a refund of tax withheld if such shareholder meets one of the three tests for capital gain or loss treatment described in Section 15 or is otherwise able to establish that no tax or a reduced amount of tax was due.

    For a discussion of certain other federal income tax consequences to tendering shareholders, see Section 15.

    3. EARLY WITHDRAWAL CHARGE. The Depositary will impose an early withdrawal charge (the "Early Withdrawal Charge") on most Common Shares accepted for payment which have been held for four years or less. The Early Withdrawal Charge will be imposed on a number of Common Shares accepted for payment from a record holder of Common Shares the value of which exceeds the aggregate value at the time the tendered Common Shares are accepted for payment of (a) all Common Shares owned by such holder that were purchased more than four years prior to such acceptance, (b) all Common Shares owned by such holder that were acquired through reinvestment of dividends and distributions, and (c) the increase, if any, of value of all other Common Shares owned by such holder (namely, those purchased within the four years preceding acceptance for payment) over the purchase price of such Common Shares. The Early Withdrawal Charge will be paid to Morgan Stanley Investment Advisors on behalf of the holder of the Common Shares. In determining whether an Early Withdrawal Charge is payable, Common Shares accepted for payment pursuant to the Offer shall be deemed to be those Common Shares purchased earliest by the shareholder. Any Early Withdrawal Charge which is required to be imposed will be made in accordance with the following schedule.

                                                                EARLY
                     YEAR OF REPURCHASE                       WITHDRAWAL
                       AFTER PURCHASE                           CHARGE
                     ------------------                       ----------
First.......................................................     3.0%
Second......................................................     2.5%
Third.......................................................     2.0%
Fourth......................................................     1.0%
Fifth and following.........................................     0.0%

    The following example will illustrate the operation of the Early Withdrawal Charge. Assume that an investor purchases $1000 worth of the Trust's Common Shares for cash and that 21 months later the value of the account has grown through the reinvestment of dividends and capital appreciation to $1,200. The investor then may submit for repurchase pursuant to a tender offer up to $200 worth of Common Shares without incurring an Early Withdrawal Charge. If the investor should submit for repurchase pursuant to a tender offer $500 worth of Common Shares, an Early Withdrawal Charge would be imposed on $300 worth of the Common Shares submitted. The charge would be imposed at the rate of 2.5% because it is in the second year after the purchase was made and the charge would be $7.50.

    4. WITHDRAWAL RIGHTS. Except as otherwise provided in this Section 4, tenders of Common Shares made pursuant to the Offer will be irrevocable. If you desire to withdraw Common Shares tendered on your behalf by Morgan Stanley DW, you may withdraw by contacting your Morgan Stanley Financial Advisor and instructing him or her to withdraw such Common Shares, or by calling (201) 938-6499 on the Expiration Date following the close of business. You may withdraw Common Shares tendered at any time prior to the Expiration Date and, if the Common Shares have not yet been accepted for payment by the Trust, at any time after January 17, 2003.

    To be effective, a written, telegraphic or facsimile transmission notice of withdrawal must be timely received by the Depositary at the address set forth on page 2 of this Offer to Purchase. Any notice of withdrawal must specify the name of the person having tendered the Common Shares to be withdrawn, the number of Common Shares to be withdrawn, and, if certificates representing such Common Shares have been delivered or otherwise identified to the Depositary, the name of the registered holder(s) of such Common Shares as set forth in such certificates if different from the name of the person tendering such Common Shares. If certificates have been delivered to the Depositary, then, prior to the release of such certificates, you must also submit the certificate numbers shown on the particular certificates evidencing such Common Shares and the signature on the notice of withdrawal must be guaranteed by an Eligible Guarantor.

    All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Trust in its sole discretion, whose determination shall be final and binding. None of the Trust, Morgan Stanley DW, the Depositary or any other person is or will be obligated to give any notice of any defects or irregularities in any notice of withdrawal, and none of them will incur any liability for failure to give any such notice. Common Shares properly withdrawn shall not thereafter be deemed to be tendered for purposes of the Offer. However, withdrawn Common Shares may be retendered by following the procedures described in Section 2 prior to the Expiration Date.

    5. PAYMENT FOR SHARES. For purposes of the Offer, the Trust will be deemed to have accepted for payment (and thereby purchased) Common Shares which are tendered and not withdrawn when, as and if it gives oral or written notice to the Depositary of its acceptance of such Common Shares for payment pursuant to the Offer. Upon the terms and subject to the conditions of the Offer, the Trust will, promptly after the Expiration Date, accept for payment (and thereby purchase) Common Shares properly tendered prior to the Expiration Date.

    Payment for Common Shares purchased pursuant to the Offer will be made by the Depositary out of funds made available to it by the Trust. The Depositary will act as agent for tendering shareholders for the purpose of effecting payment to the tendering shareholders. If your tender of Common Shares is effected through Morgan Stanley DW, payment for Common Shares will be deposited directly to your Morgan Stanley DW brokerage account. In all cases, payment for Common Shares accepted for payment pursuant to the Offer will be made (i) if you have requested Morgan Stanley DW to tender Common Shares on your behalf, only after timely receipt by the Depositary of a notice from Morgan Stanley DW containing your name and the number of Common Shares tendered or (ii) if you have tendered Common Shares directly to the Depositary, only after timely receipt by the Depositary, as required pursuant to the Offer, of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), any certificates representing such Common Shares, if issued, and any other required documents. Certificates for Common Shares not purchased (see Sections 1 and 6), or for Common Shares not tendered included in certificates forwarded to the Depositary, will be returned promptly following the termination, expiration or withdrawal of the Offer, without expense to the tendering shareholder.

    The Trust will pay all transfer taxes, if any, payable on the transfer to it of Common Shares purchased pursuant to the Offer. If, however, payment of the purchase price is to be made to, or (in the circumstances permitted by the Offer) if unpurchased Common Shares are to be registered in the name of any person other than the registered holder, or if tendered certificates, if any, are registered or the Common Shares tendered are held in the name of any person other than the person signing the Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered holder or such other person) payable on account of the transfer to such person will be deducted from the Purchase Price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted. Shareholders tendering Common Shares shall be entitled to receive all dividends declared on or before the Expiration Date, but not yet paid, on Common Shares tendered pursuant to the Offer. The Trust will not pay any interest on the Purchase Price under any circumstances. An Early Withdrawal Charge will be imposed on most Common Shares accepted for payment that have been held for four years or less. See Section 3. In addition, if certain events occur, the Trust may not be obligated to purchase Common Shares pursuant to the Offer. See Section 6.

    Any tendering shareholder or other payee who has not previously submitted a completed and signed Substitute Form W-9 and who fails to complete fully and sign the Substitute Form W-9 in the Letter of Transmittal may be subject to required federal income tax withholding of 30% of the gross proceeds paid to such shareholder or other payee pursuant to the Offer. See Section 2.

    6. CERTAIN CONDITIONS OF THE OFFER. Notwithstanding any other provision of the Offer, the Trust shall not be required to accept for payment, purchase or pay for any Common Shares tendered, and may terminate or amend the Offer or may postpone the acceptance for payment of, the purchase of and payment for Common Shares tendered, if at any time at or before the expiration of the offer, any of the following events shall have occurred (or shall have been determined by the Trust to have occurred) which, in the Trust's sole judgment in any such case and regardless of the circumstances (including any action or omission to act by the Trust), makes it inadvisable to proceed with the Offer or with such purchase or payment: (1) a secondary market develops for the Common Shares; (2) in the reasonable business judgment of the Trustees, there is not sufficient liquidity of the assets of the Trust; (3) such transactions, if consummated, would
(a) impair the Trust's status as a regulated investment company under the Internal Revenue Code (which would make the Fund a taxable entity, causing the Fund's taxable income to be taxed at the Trust level) or (b) result in a failure to comply with applicable asset coverage requirements; or (4) there is, in the Board of Trustees' judgment, any (a) material legal action or proceeding instituted or threatened challenging such transactions or otherwise materially adversely affecting the Trust, (b) suspension of or limitation on prices for trading securities generally on the New York Stock Exchange, (c) declaration of a banking moratorium by federal or state authorities or any suspension of payment by banks in the United States or New York State, (d) limitation affecting the Trust or the issuers of its portfolio securities imposed by federal or state authorities on the extension of credit by lending institutions,
(e) commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United States or (f) other event or condition which would have a material adverse effect on the Trust or the holders of its Common Shares if the tendered Common Shares are purchased.

    The foregoing conditions are for the Trust's sole benefit and may be asserted by the Trust regardless of the circumstances giving rise to any such condition (including any action or inaction by the Trust), and any such condition may be waived by the Trust in whole or in part, at any time and from time to time in its sole discretion. The Trust's failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts or circumstances; and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Trust concerning the events described in this Section 6 shall be final and shall be binding on all parties.

    If the Trust determines to terminate or amend the Offer or to postpone the acceptance for payment of or payment for Common Shares tendered, it will, to the extent necessary, extend the period of time during which the Offer is open as provided in Section 16. Moreover, in the event any of the foregoing conditions are modified or waived in whole or in part at any time, the Trust will promptly make a public announcement of such waiver and may, depending on the materiality of the modification or waiver, extend the Offer period as provided in
Section 16.

    7. PURPOSE OF THE OFFER. The Trust currently does not believe that an active secondary market for its Common Shares exists or is likely to develop. In recognition of the possibility that a secondary market may not develop for the Common Shares of the Trust, or, if such a market were to develop, that the Common Shares might trade at a discount, the Trustees have determined that it would be in the best interest of its shareholders for the Trust to take action to attempt to provide liquidity to shareholders or to reduce or eliminate any future market value discount from NAV that might otherwise exist, respectively. To that end, the Trustees presently intend each quarter to consider making a tender offer to purchase Common Shares at their NAV. The purpose of this Offer is to attempt to provide liquidity to the holders of Common Shares. There can be no assurance that this Offer will provide sufficient liquidity to all holders of Common Shares that desire to sell their Common Shares or that the Trust will make any such tender offer in the future.

    NEITHER THE TRUST NOR ITS BOARD OF TRUSTEES MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ANY OR ALL OF SUCH SHAREHOLDER'S COMMON SHARES AND HAS NOT AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. SHAREHOLDERS ARE URGED TO EVALUATE CAREFULLY ALL INFORMATION IN THE OFFER, CONSULT THEIR OWN INVESTMENT AND TAX ADVISERS AND MAKE THEIR OWN DECISIONS WHETHER TO TENDER COMMON SHARES AND, IF SO, HOW MANY COMMON SHARES TO TENDER.

    8. PLANS OR PROPOSALS OF THE TRUST. The Trust has no present plans or proposals which relate to or would result in any extraordinary transaction such as a merger, reorganization or liquidation involving the Trust; a sale or transfer of a material amount of assets of the Trust other than in its ordinary course of business; any material changes in the Trust's present capitalization (except as resulting from the Offer or otherwise set forth herein); or any other material changes in the Trust's structure or business.

    9. PRICE RANGE OF COMMON SHARES; DIVIDENDS. The Trust's NAV per Common Share on November 8, 2002 was $7.90. You can obtain current NAV quotations from Morgan Stanley Investment Advisors by calling (800) 869-NEWS extension 0 or by calling (201) 938-6499 on the Expiration Date following the close of business. The Trust offers and sells its Common Shares to the public on a continuous basis through Morgan Stanley Distributors Inc. (the "Distributor") as principal underwriter. The Trust is not aware of any secondary market trading for the Common Shares. Dividends on the Common Shares are declared daily and paid monthly. Shareholders tendering Common Shares shall be entitled to receive all dividends declared on or before the Expiration Date, but not yet paid, on Common Shares tendered pursuant to the Offer.

    10. INTEREST OF TRUSTEES AND EXECUTIVE OFFICERS; TRANSACTIONS AND ARRANGEMENTS CONCERNING THE COMMON SHARES. As of November 8, 2002 the Trustees and executive officers of the Trust as a group beneficially owned no Common Shares. The Trust has been informed that no Trustee or executive officer of the Trust intends to tender any Common Shares pursuant to the Offer.

    Except as set forth in this Section 10, based upon the Trust's records and upon information provided to the Trust by its Trustees, executive officers and affiliates (as such term is used in the Exchange Act), neither the Trust nor, to the best of the Trust's knowledge, any of the Trustees or executive officers of the Trust, nor any associates of any of the foregoing, has effected any transactions in the Common Shares during the sixty business day period prior to the date hereof.

    Except as set forth in this Offer to Purchase, neither the Trust nor, to the best of the Trust's knowledge, any of its affiliates, Trustees or executive officers, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the Offer with respect to any securities of the Trust (including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies, consents or authorizations).

    The Trust is a party to a Hold Harmless Agreement with Morgan Stanley DW pursuant to which Morgan Stanley DW indemnifies the Trust from any loss it may suffer as a result of the use of Morgan Stanley DW to effect a tender or withdrawal of Common Shares on behalf of its customers.

    The Trust and the Depositary have entered into a Depositary Agreement dated as of November 8, 2002 pursuant to which the Depositary will perform services for the Trust in connection with the tender and withdrawal of Common Shares pursuant to the Offer.

    The Trust currently is a party to an Investment Advisory Agreement with Morgan Stanley Investment Advisors (the "Advisor") under which the Trust accrues daily and pays monthly to the Advisor an investment advisory fee equal to 0.90% of the average daily net assets of the Trust up to $500 million; 0.85% of the portion of average daily net assets over $500 million but not exceeding
$1.5 billion; 0.825% of the portion of the average daily net assets over $1.5 billion but not exceeding $2.5 billion; 0.80% of the portion of the average daily net assets over $2.5 billion but not exceeding $3 billion; and 0.775% of the portion of the average daily net assets over $3 billion. The Trust also is a party to an Administration Agreement with Morgan Stanley Services Company Inc., a wholly-owned subsidiary of the Advisor (the "Administrator") and a Distribution Agreement with the Distributor. Under the Administration Agreement, the Trust pays the Administrator a monthly fee at the annualized rate of 0.25% of the Trust's average daily net assets. Under the Distribution Agreement, the Trust offers and sells its Common Shares to the public on a continuous basis through the Distributor as principal underwriter.

    11. CERTAIN EFFECTS OF THE OFFER. The purchase of Common Shares pursuant to the Offer will have the effect of increasing the proportionate interest in the Trust of shareholders who do not tender their Common Shares. If you retain your Common Shares you will be subject to any increased risks that may result from the reduction in the Trust's aggregate assets resulting from payment for the tendered Common Shares (e.g., greater volatility due to decreased diversification and higher expenses). However, the Trust believes that since the Trust is engaged in a continuous offering of the Common Shares, those risks would be reduced to the extent new Common Shares of the Trust are sold. All Common Shares purchased by the Trust pursuant to the Offer will be held in treasury pending disposition.

    12. SOURCE AND AMOUNT OF FUNDS. The total cost to the Trust of purchasing 50,000,000 Common Shares pursuant to the Offer will be approximately $395,000,000 (assuming a NAV of $7.90 per Common Share on the Expiration Date) plus the expenses incurred by the Trust in connection with the Offer. The Trust anticipates that the Purchase Price for any Common Shares acquired pursuant to the Offer will first be derived from cash on hand, such as proceeds from sales of new Common Shares of the Trust and specified pay-downs from the participation interests in senior corporate loans which it has acquired, and then from the proceeds from the sale of cash equivalents held by the Trust. Although the Trust is authorized to borrow money to finance the repurchase of Common Shares, the Trustees believe that the Trust has sufficient liquidity to purchase the Common Shares tendered pursuant to the Offer without utilizing such borrowing. However, if, in the judgment of the Trustees, there is not sufficient liquidity of the assets of the Trust to pay for tendered Common Shares, the Trust may terminate the Offer. See Section 6.

    13. CERTAIN INFORMATION ABOUT THE TRUST. The Trust was organized as a Massachusetts business trust, under the name "Allstate Prime Income Trust," on August 17, 1989 and is a non-diversified, closed-end management investment company under the Investment Company Act of 1940. The name was changed to "Prime Income Trust" effective March 1, 1993; then to "Morgan Stanley Dean Witter Prime Income Trust," effective June 22, 1998; and then to "Morgan Stanley Prime Income Trust," effective June 18, 2001. The Trust seeks a high level of current income consistent with the preservation of capital by investing in a professionally managed portfolio of interests in floating or variable rate senior loans ("Senior Loans") to corporations, partnerships and other entities ("Borrowers"). Senior Loans may take the form of syndicated loans or of debt obligations of Borrowers issued directly to investors in the form of debt securities ("Senior Notes"). Although the Trust's NAV will vary, the Trust's policy of acquiring interests in floating or variable rate Senior Loans is expected to minimize fluctuations in the Trust's NAV as a result of changes in interest rates. Senior Loans in which the Trust invests generally pay interest at rates which are periodically redetermined by reference to a base lending rate plus a premium. These base lending rates are generally the prime rate offered by a major United States bank ("Prime Rate"), the London Inter-Bank Offered Rate, the certificate of deposit rate or other base lending rates used by commercial lenders. The Trust seeks to achieve over time an effective yield that will exceed money market rates and will track the movements in the published Prime Rate of major United States banks, although it may not equal the Prime Rate. The Senior Loans in the Trust's portfolio at all times have a dollar-weighted average time until next interest rate redetermination of 90 days or less. As a result, as short-term interest rates increase, the interest payable to the Trust from its investments in Senior Loans should increase, and as short-term interest rates decrease, the interest payable to the Trust on its investments in Senior Loans should decrease. The amount of time required to pass before the Trust realizes the effects of changing short-term market interest rates on its portfolio varies with the dollar-weighted average time until next interest rate redetermination on securities in the Trust's portfolio.

    The Trust has registered as a "non-diversified" investment company so that, subject to its investment restrictions, it is able to invest more than 5% of the value of its assets in the obligations of any single issuer, including Senior Loans of a single Borrower or participations in Senior Loans purchased from a single lender or selling participant. However, the Trust does not intend to invest more than 10% of the value of its total assets in interests in Senior Loans of a single Borrower. To the extent the Trust invests its assets in obligations of a more limited number of issuers than a diversified investment company, the Trust will be more susceptible than a more widely diversified investment company to any single corporate, economic, political or regulatory occurrence.

    The principal executive offices of the Trust are located at 1221 Avenue of the Americas, New York, New York 10020.

    Reference is hereby made to Section 9 of this Offer to Purchase and the financial statements attached hereto, which are incorporated herein by reference.

    14. ADDITIONAL INFORMATION. The Trust has filed a statement on Form TO with the Securities and Exchange Commission (the "Commission") which includes certain additional information relating to the Offer. Such information is available on the EDGAR Database on the SEC's Internet site (www.sec.gov) and copies of this information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the Public Reference Section of the SEC, Washington, DC 20549-0102.

    15. CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The following discussion is a general summary of the federal income tax consequences of a sale of Common Shares pursuant to the Offer. Shareholders should consult their own tax advisers regarding the tax consequences of a sale of Common Shares pursuant to the Offer, as well as the effects of state, local and foreign tax laws. See also "Federal Income Tax Withholding," supra.

    The sale of Common Shares pursuant to the Offer will be a taxable transaction for Federal income tax purposes, either as a "sale or exchange," or under certain circumstances, as a "dividend." Under Section 302(b) of the Internal Revenue Code of 1986, as amended (the "Code"), a sale of Common Shares pursuant to the Offer generally will be treated as a "sale or exchange" if the receipt of cash: (a) results in a "complete termination" of the shareholder's interest in the Trust, (b) is "substantially disproportionate" with respect to the shareholder, or (c) is "not essentially equivalent to a dividend" with respect to the shareholder. In determining whether any of these tests has been met, Common Shares actually owned, as well as Common Shares considered to be owned by the shareholder by reason of certain constructive ownership rules set forth in Section 318 of the Code, generally must be taken into account. If any of these three tests for "sale or exchange" treatment is met, a shareholder will recognize gain or loss equal to the difference between the amount of cash received pursuant to the Offer and the tax basis of the Common Shares sold. If such Common Shares are held as a capital asset, the gain or loss will be a capital gain or loss.

    If none of the tests set forth in Section 302(b) of the Code is met, amounts received by a shareholder who sells Common Shares pursuant to the Offer will be taxable to the shareholder as a "dividend" to the extent of such shareholder's allocable share of the Trust's current or accumulated earnings or profits, and the excess of such amounts received over the portion that is taxable as a dividend would constitute a non-taxable return of capital (to the extent of the shareholder's tax basis in the Common Shares sold pursuant to the Offer) and any amounts in excess of the shareholder's tax basis would constitute taxable gain. If the amounts received by a tendering Shareholder are treated as a "dividend," the tax basis in the Common Shares tendered to the Trust will be transferred to any remaining Common Shares held by such shareholder. In addition, if a tender of Common Shares is treated as a "dividend" to a tendering shareholder, the Internal Revenue Service may take the position that a constructive distribution under Section 305(c) of the Code may result to a shareholder whose proportionate interest in the earnings and assets of the Trust has been increased by such tender.

    16. EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENTS. The Trust reserves the right, at any time and from time to time, to extend the period of time during which the Offer is pending by making a public announcement thereof. In the event that the Trust so elects to extend the tender period, the NAV for the Common Shares tendered will be computed as of 4:00 P.M. New York City time on the Expiration Date, as extended. During any such extension, all Common Shares previously tendered and not purchased or withdrawn will remain subject to the Offer. The Trust also reserves the right, at any time and from time to time up to and including the Expiration Date, to (a) terminate the Offer and not to purchase or pay for any Common Shares or, subject to applicable law, postpone payment for Common Shares upon the occurrence of any of the conditions specified in Section 6 and (b) amend the Offer in any respect by making a public announcement thereof. Such public announcement will be issued no later than 9:00 A.M. New York City time on the next business day after the previously scheduled Expiration Date and will disclose the approximate number of Common Shares tendered as of that date. Without limiting the manner in which the Trust may choose to make a public announcement of extension, termination or amendment, except as provided by applicable law (including
Rule 13e-4(e)(2)), the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement.

    If the Trust materially changes the terms of the Offer or the information concerning the Offer, or if it waives a material condition of the Offer, the Trust will extend the Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(2) promulgated under the Exchange Act. These rules require that the minimum period during which an offer must remain open following material changes in the terms of the offer or information concerning the offer (other than a change in price or a change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of such terms or information. If (i) the Trust increases or decreases the price to be paid for Common Shares, or the Trust increases the number of Common Shares being sought by an amount exceeding 2% of the outstanding Common Shares, or the Trust decreases the number of Common Shares being sought and (ii) the Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that notice of such increase or decrease is first published, sent or given, the Offer will be extended at least until the expiration of such period of ten business days.

    17. MISCELLANEOUS. The Offer is not being made to, nor will the Trust accept tenders from, owners of Common Shares in any jurisdiction in which the Offer or its acceptance would not comply with the securities or Blue Sky laws of such jurisdiction. The Trust is not aware of any jurisdiction in which the making of the Offer or the tender of Common Shares would not be in compliance with the laws of such jurisdiction. However, the Trust reserves the right to exclude holders in any jurisdiction in which it is asserted that the Offer cannot lawfully be made. So long as the Trust makes a good-faith effort to comply with any state law deemed applicable to the Offer, the Trust believes that the exclusions of holders residing in such jurisdiction is permitted under Rule 13e-4(f)(9) promulgated under the Exchange Act. In any jurisdiction the securities or Blue Sky laws of which require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Trust's behalf by Morgan Stanley DW.

                                          Morgan Stanley Prime Income Trust

November 20, 2002

Morgan Stanley Prime Income Trust
PORTFOLIO OF INVESTMENTS / / SEPTEMBER 30, 2002

      PRINCIPAL
      AMOUNT IN                                                                  COUPON         MATURITY
      THOUSANDS                                                                   RATE            DATE            VALUE

-----------------------------------------------------------------------------------------------------------------------------

                         Senior Collateralized Term Loans (a) (95.3%)
                         ADVERTISING/MARKETING SERVICES (0.7%)
       $ 9,925           Adams Outdoor Advertising Ltd..................         5.36%          02/08/08      $    9,968,472
                                                                                                              --------------
                         AEROSPACE & DEFENSE (2.6%)
         6,565           Alliant Techsystems Inc........................          4.06          04/20/09           6,587,977
         2,955           DRS Technologies Inc...........................      4.76 - 5.16       09/30/08           2,974,748
        12,502           The Fairchild Corporation......................      4.93 - 5.05       04/30/06          12,314,689
         4,988           The Titan Corp.................................      4.74 - 6.75       06/30/09           5,004,354
         9,475           United Defense Industries, Inc.................          4.57          08/13/09           9,486,723
                                                                                                              --------------
                                                                                                                  36,368,491
                                                                                                              --------------
                         AIR FREIGHT/COURIERS (1.8%)
         7,976           Erickson Air-Crane Co., LLC....................          6.75          12/31/04           7,417,505
        12,218           Evergreen International Aviation, Inc..........          7.82          05/07/03          11,424,357
         6,297           Evergreen International Aviation, Inc..........          5.86          05/02/04           5,887,448
                                                                                                              --------------
                                                                                                                  24,729,310
                                                                                                              --------------
                         APPAREL/FOOTWEAR (0.9%)
        24,799           American Marketing Industries, Inc. (d)........          7.50          04/01/04           7,439,684
         4,814           Arena Brands, Inc..............................      6.06 - 8.50       06/02/03           4,554,732
           713           Arena Brands, Inc. (Revolver)..................      6.11 - 8.00       06/02/03             674,648
                                                                                                              --------------
                                                                                                                  12,669,064
                                                                                                              --------------
                         AUTO PARTS - O.E.M. (2.6%)
         9,750           Amcan Consolidated Technologies Corp...........          6.06          03/28/07           9,311,250
         3,104           J.L. French Automotive Castings, Inc...........      5.63 - 5.85       10/21/06           2,684,610
        13,511           Polypore Inc...................................          5.63          12/31/06          13,531,812
         1,436           Tenneco, Inc...................................          5.83          11/04/07           1,361,457
         1,436           Tenneco, Inc...................................          6.08          05/04/08           1,361,457
         9,043           Transportation Technologies
                          Industries, Inc...............................      5.76 - 6.07       03/31/07           8,153,899
                                                                                                              --------------
                                                                                                                  36,404,485
                                                                                                              --------------
                         AUTOMOTIVE AFTERMARKET (0.4%)
         7,806           Exide Corp. (d)................................      7.09 - 7.11       03/18/05           3,386,045
         1,880           Safelite Glass Corp............................      5.31 - 5.81       09/30/07           1,832,807
                                                                                                              --------------
                                                                                                                   5,218,852
                                                                                                              --------------
                         BANKING (0.6%)
         8,400           GSB Guarantor Corp.............................      4.82 - 4.87       12/20/02           8,358,000
                                                                                                              --------------
                         BEVERAGES - NON-ALCOHOLIC (0.7%)
         9,168           The American Bottling Co.......................          4.56          10/07/07           9,183,361
                                                                                                              --------------
                         BROADCAST/MEDIA (0.5%)
         7,456           Susquehanna Media Co...........................      4.32 - 5.06       06/30/08           7,493,547
                                                                                                              --------------
                         CABLE/SATELLITE TV (5.4%)
         4,000           Century Cable Holdings, LLC....................          6.75          06/30/09           2,892,480

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
PORTFOLIO OF INVESTMENTS / / SEPTEMBER 30, 2002 CONTINUED

  PRINCIPAL
  AMOUNT IN                                                                  COUPON             MATURITY
  THOUSANDS                                                                   RATE              DATE           VALUE

-----------------------------------------------------------------------------------------------------------------------------

       $25,000           Century Cable Holdings, LLC....................         6.75%          12/31/09      $   18,020,750
         7,935           Charter Communications Operating, LLC..........          4.61          03/18/08           6,963,855
         9,887           Charter Communications Operating, LLC..........          4.61          09/18/08           8,694,906
         9,305           Classic Cable, Inc.............................          7.00          01/31/08           7,444,301
        13,500           Insight Midwest Holdings, LLC..................          4.56          12/31/09          12,930,030
        10,000           MCC Iowa LLC...................................          4.35          09/30/10           9,663,800
         5,000           Olympus Cable Holdings, LLC....................          6.75          09/30/10           4,038,450
         7,485           RCN Corp.......................................          7.00          06/03/07           4,229,025
                                                                                                              --------------
                                                                                                                  74,877,597
                                                                                                              --------------
                         CASINO/GAMING (0.7%)
         9,950           Alliance Gaming Corp...........................          5.36          12/31/06          10,024,625
                                                                                                              --------------
                         CELLULAR TELEPHONE (3.9%)
         3,781           American Cellular Corp.........................          4.86          03/31/08           2,516,681
         4,324           American Cellular Corp.........................          5.11          03/31/09           2,877,579
        15,600           Centennial Puerto Rico Operating Corp..........      4.74 - 5.06       05/31/07          10,716,801
         7,568           Centennial Puerto Rico Operating Corp..........      4.76 - 5.07       11/30/07           5,196,764
         2,499           Dobson Operating Co., L.L.C....................          4.55          12/31/07           2,183,504
         7,517           Dobson Operating Co., L.L.C....................          4.51          03/31/08           6,595,537
        30,458           Microcell Connexions, Inc......................      5.05 - 5.31       03/01/06           8,028,476
         9,822           Rural Cellular Corp............................          5.04          10/03/08           7,890,517
         9,822           Rural Cellular Corp............................          5.29          04/03/09           7,890,517
                                                                                                              --------------
                                                                                                                  53,896,376
                                                                                                              --------------
                         CHEMICALS: MAJOR DIVERSIFIED (0.9%)
        13,229           Huntsman Corp..................................          7.00          12/31/05          11,046,032
         1,000           Huntsman Corp..................................          6.75          09/30/03             847,500
           771           Huntsman Corp..................................          6.75          06/30/04             653,608
                                                                                                              --------------
                                                                                                                  12,547,140
                                                                                                              --------------
                         CHEMICALS: SPECIALTY (2.3%)
         6,965           Huntsman ICI Chemicals LLC.....................          5.88          06/30/07           6,960,516
         6,965           Huntsman ICI Chemicals LLC.....................          6.13          06/30/08           6,961,909
         9,855           ISP Chemco, Inc................................      4.81 - 5.13       06/27/08           9,861,949
         7,999           RK Polymers LLC................................      6.00 - 6.38       03/02/09           8,037,694
                                                                                                              --------------
                                                                                                                  31,822,068
                                                                                                              --------------
                         COMPUTER COMMUNICATIONS (0.4%)
        15,907           Acterna Corporation............................      6.02 - 6.05       09/30/07           5,965,106
                                                                                                              --------------
                         COMPUTER PERIPHERALS (0.6%)
         8,000           Seagate Technology (US) Holdings, Inc..........          3.75          05/13/07           7,988,560
                                                                                                              --------------
                         COMPUTERS SOFTWARE AND SERVICES (0.4%)
         6,339           DecisionOne Corp...............................      6.31 - 6.36       04/18/05           5,388,289
                                                                                                              --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
PORTFOLIO OF INVESTMENTS / / SEPTEMBER 30, 2002 CONTINUED

  PRINCIPAL
  AMOUNT IN                                                                  COUPON             MATURITY
  THOUSANDS                                                                   RATE              DATE           VALUE

-----------------------------------------------------------------------------------------------------------------------------

                         CONSTRUCTION MATERIALS (1.3%)
       $11,476           Dayton Superior Corp...........................      5.13 - 5.25%      06/01/08      $   11,461,437
         8,278           Onex ABCO Limited Partnership..................      6.25 - 7.25       11/15/05           6,733,206
                                                                                                              --------------
                                                                                                                  18,194,643
                                                                                                              --------------
                         CONSUMER SUNDRIES (1.6%)
         7,987           Amscan Holdings, Inc...........................      4.44 - 4.47       12/31/04           7,747,288
         5,896           Mary Kay, Inc..................................      5.80 - 7.75       10/03/07           5,918,321
         3,980           Playtex Products, Inc..........................      4.07 - 4.11       05/31/09           3,986,647
           957           World Kitchen, Inc. (Revolver).................      5.06 - 6.75       04/09/05             694,363
         5,463           World Kitchen, Inc.............................      5.37 - 5.56       10/09/06           3,824,165
                                                                                                              --------------
                                                                                                                  22,170,784
                                                                                                              --------------
                         CONSUMER/BUSINESS SERVICES (1.6%)
        10,314           Buhrmann US Inc................................          5.33          10/26/07          10,223,451
         8,901           Prime Succession, Inc..........................      5.75 - 5.95       08/29/03           4,895,699
         7,615           Rose Hills Co..................................          4.83          12/01/03           7,424,474
                                                                                                              --------------
                                                                                                                  22,543,624
                                                                                                              --------------
                         CONTAINERS/PACKAGING (4.2%)
         1,723           Graham Packaging Co............................          4.13          01/31/06           1,713,015
         7,925           Graham Packaging Co............................      4.31 - 4.63       01/31/07           7,876,209
         4,777           Huntsman Packaging Corp........................          5.69          05/31/08           4,795,560
         8,865           Impress Metal Packaging Holdings N.V...........          5.17          12/31/06           8,776,350
        14,000           LLS Corp. (d)..................................          7.25          07/31/06           9,123,380
         9,111           Nexpak Corp....................................      6.72 - 6.97       03/21/04           7,789,889
         4,975           Printpack Holdings Inc.........................          4.56          03/31/09           5,009,228
         4,975           Riverwood International Corp...................      4.30 - 4.66       03/31/07           4,973,458
         4,888           Tekni-Plex, Inc................................          5.38          06/21/08           4,883,443
         2,939           United States Can Co...........................          6.05          01/04/06           2,719,638
                                                                                                              --------------
                                                                                                                  57,660,170
                                                                                                              --------------
                         DIVERSIFIED - MANUFACTURING (0.8%)
        10,591           Dayco Products, LLC............................      4.99 - 5.23       05/31/07          10,589,399
                                                                                                              --------------
                         DRUGSTORE CHAINS (0.6%)
         7,799           Rite Aid Corp..................................      5.56 - 5.63       06/27/05           7,668,922
                                                                                                              --------------
                         ELECTRIC UTILITIES (0.7%)
        10,000           Westar Energy Inc..............................          4.82          06/06/05           9,687,500
                                                                                                              --------------
                         ELECTRONIC COMPONENTS (0.7%)
         4,662           Dynamic Details, Inc...........................          5.82          04/22/05           3,729,202
         6,842           Knowles Electronics, Inc.......................      6.25 - 6.81       06/29/07           6,085,583
                                                                                                              --------------
                                                                                                                   9,814,785
                                                                                                              --------------
                         ELECTRONIC PRODUCTION EQUIPMENT (0.3%)
         4,999           Telex Communications, Inc......................      6.79 - 6.89       11/06/04           4,749,096
                                                                                                              --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
PORTFOLIO OF INVESTMENTS / / SEPTEMBER 30, 2002 CONTINUED

  PRINCIPAL
  AMOUNT IN                                                                  COUPON             MATURITY
  THOUSANDS                                                                   RATE              DATE           VALUE

-----------------------------------------------------------------------------------------------------------------------------

                         ENGINEERING & CONSTRUCTION (0.3%)
       $ 3,990           Veridian Corp..................................         5.31%          06/30/08      $    4,003,732
                                                                                                              --------------
                         ENVIRONMENTAL SERVICES (1.6%)
        10,429           Allied Waste Industries, Inc...................      4.25 - 4.63       07/30/06          10,070,537
         9,620           Allied Waste Industries, Inc...................      4.81 - 4.88       07/30/07           9,314,788
         3,618           Environmental Systems Products
                          Holdings, Inc.................................      5.30 - 5.31       12/31/04           2,894,292
                                                                                                              --------------
                                                                                                                  22,279,617
                                                                                                              --------------
                         FINANCE - COMMERCIAL (0.6%)
        14,526           Outsourcing Solutions Inc......................          6.36          06/10/06           8,715,518
                                                                                                              --------------
                         FINANCIAL PUBLISHING/SERVICES (0.4%)
         6,279           Merrill Communications LLC.....................      6.50 - 8.25       11/23/07           5,808,458
                                                                                                              --------------
                         FOOD: SPECIALTY/CANDY (0.4%)
         5,000           Otis Spunkmeyer Inc............................          6.07          02/21/09           4,937,500
                                                                                                              --------------
                         FOOD DISTRIBUTORS (0.3%)
         4,489           Fleming Companies Inc..........................          4.06          06/18/08           4,373,748
                                                                                                              --------------
                         FOOD RETAIL (0.3%)
         3,990           Domino's Inc...................................          4.30          06/30/08           3,999,975
                                                                                                              --------------
                         FOOD & BEVERAGES (2.9%)
         8,000           Agrilink Foods, Inc............................      4.77 - 4.82       06/30/08           8,023,760
         5,737           Aurora Foods, Inc..............................      5.51 - 5.56       06/30/05           5,184,479
         4,321           Aurora Foods, Inc. (Revolver)..................      5.55 - 5.57       06/30/05           3,793,917
         8,785           Aurora Foods, Inc..............................      6.01 - 6.05       09/30/06           8,011,791
         6,783           B&G Foods, Inc.................................      5.36 - 5.40       03/31/06           6,783,641
         6,575           Merisant Company...............................          5.05          03/31/07           6,602,428
         1,974           Dean Foods Company.............................          4.05          07/15/08           1,975,992
                                                                                                              --------------
                                                                                                                  40,376,008
                                                                                                              --------------
                         HEALTHCARE (0.2%)
         1,213           Magellan Health Services Inc...................          5.63          02/12/05           1,014,179
         1,213           Magellan Health Services Inc...................          5.88          02/12/06           1,015,998
                                                                                                              --------------
                                                                                                                   2,030,177
                                                                                                              --------------
                         HOME BUILDING (1.1%)
         1,949           Atrium Companies, Inc..........................          5.08          06/30/05           1,944,149
         3,009           Atrium Companies, Inc..........................      5.03 - 5.33       06/30/06           3,001,785
         9,700           Therma-Tru Holdings, Inc.......................          5.81          05/09/07           9,724,250
                                                                                                              --------------
                                                                                                                  14,670,184
                                                                                                              --------------
                         HOSPITAL/NURSING MANAGEMENT (2.6%)
        17,000           Community Health Systems, Inc..................          4.32          07/16/10          17,045,560
         6,735           Genesis Health Ventures, Inc...................          5.30          10/02/06           6,747,755

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
PORTFOLIO OF INVESTMENTS / / SEPTEMBER 30, 2002 CONTINUED

  PRINCIPAL
  AMOUNT IN                                                                  COUPON             MATURITY
  THOUSANDS                                                                   RATE              DATE           VALUE

-----------------------------------------------------------------------------------------------------------------------------

       $ 3,999           Interim Healthcare, Inc........................      5.81 - 7.75%      10/25/06      $    3,339,550
         7,905           Triad Hospitals, Inc...........................          4.82          09/30/08           7,963,897
                                                                                                              --------------
                                                                                                                  35,096,762
                                                                                                              --------------
                         HOTELS/RESORTS/CRUISELINES (1.3%)
         7,368           Wyndham International, Inc.....................          6.56          06/30/04           6,154,278
        14,604           Wyndham International, Inc.....................          6.56          06/30/06          12,003,557
                                                                                                              --------------
                                                                                                                  18,157,835
                                                                                                              --------------
                         HOUSEHOLD/PERSONAL CARE (0.3%)
         4,000           JohnsonDiversey Inc............................          5.32          11/03/09           4,020,280
                                                                                                              --------------
                         INDUSTRIAL MACHINERY (3.2%)
         4,646           Flowserve Corp.................................      4.88 - 4.56       06/30/09           4,627,556
         8,167           Formax, Inc....................................      4.05 - 6.00       06/30/05           7,881,560
        11,071           Formica Corp...................................          6.32          04/30/06          10,148,688
        12,968           Mueller Group, Inc.............................      4.51 - 4.57       05/31/08          12,975,545
         2,992           SPX Corp.......................................          4.06          09/30/09           2,989,956
         4,988           SPX Corp.......................................          4.31          03/31/10           4,986,652
                                                                                                              --------------
                                                                                                                  43,609,957
                                                                                                              --------------
                         INDUSTRIAL SPECIALTIES (2.7%)
        10,733           Advanced Glassfiber Yarns, LLC.................          9.00          09/30/05           7,244,807
        11,297           Jet Plastica Industries, Inc...................      5.38 - 5.88       12/31/03           8,755,405
         2,702           Jet Plastica Industries, Inc. (Revolver).......          5.88          12/31/03           2,094,595
         9,289           MetoKote Corp..................................      5.88 - 7.75       11/02/05           9,069,778
         9,955           Panolam Industries International, Inc. and
                          Panolam Industries, Ltd.......................      5.56 - 5.63       11/24/06           9,656,442
                                                                                                              --------------
                                                                                                                  36,821,027
                                                                                                              --------------
                         MEDICAL SPECIALTIES (2.3%)
         6,817           Dade Behring, Inc..............................          7.25          06/30/06           7,225,970
         7,893           Dade Behring, Inc..............................          7.25          06/30/07           8,366,695
         2,930           Dade Behring, Inc. (Revolver)..................          7.25          06/30/05           3,105,716
         9,915           Davita, Inc....................................      4.78 - 5.16       03/31/09           9,934,241
         9,591           Medical Specialties Group, Inc. (d)............      9.00 - 9.75       09/30/01           3,356,818
                                                                                                              --------------
                                                                                                                  31,989,440
                                                                                                              --------------
                         MEDICAL/NURSING SERVICES (0.5%)
         9,295           American HomePatient, Inc......................          7.50          12/31/02           6,692,179
                                                                                                              --------------
                         MISCELLANEOUS COMMERCIAL SERVICES (0.2%)
         9,654           Encompass Services Corp........................      6.07 - 6.11       05/10/07           3,258,056
                                                                                                              --------------
                         MISCELLANEOUS MANUFACTURING (1.1%)
         9,517           Citation Corp..................................          5.88          12/01/07           8,422,176

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
PORTFOLIO OF INVESTMENTS / / SEPTEMBER 30, 2002 CONTINUED

  PRINCIPAL
  AMOUNT IN                                                                  COUPON             MATURITY
  THOUSANDS                                                                   RATE              DATE           VALUE

-----------------------------------------------------------------------------------------------------------------------------

       $ 5,489           Doskocil Manufacturing Co......................      5.42 - 6.75%      09/30/04      $    4,857,588
         6,757           Insilco Technologies, Inc. (d).................          8.00          08/25/07           1,621,775
                                                                                                              --------------
                                                                                                                  14,901,539
                                                                                                              --------------
                         MOVIES/ENTERTAINMENT (0.8%)
         7,000           MGM Studios, Inc...............................          4.80           6/30/08           6,993,840
         4,395           Panavision, Inc................................      5.82 - 6.15       03/31/05           4,010,438
                                                                                                              --------------
                                                                                                                  11,004,278
                                                                                                              --------------
                         OFFICE EQUIPMENT/SUPPLIES (0.5%)
         6,599           Global Imaging Systems, Inc....................      5.06 - 5.07       06/30/06           6,598,709
                                                                                                              --------------
                         OIL & GAS PIPELINES (0.9%)
         8,910           PMC (Novia Scotia) Co..........................          4.06          05/05/06           8,921,138
         3,960           Plains Marketing, LP...........................          4.31          09/21/07           3,964,950
                                                                                                              --------------
                                                                                                                  12,886,088
                                                                                                              --------------
                         OIL REFINING/MARKETING (0.6%)
         7,454           Tesoro Petroleum Corp..........................          6.50          12/31/07           6,495,171
                                                                                                              --------------
                         OILFIELD SERVICES/EQUIPMENT (0.5%)
         7,671           US Synthetic Corp..............................      5.30 - 5.46       05/31/05           7,095,871
                                                                                                              --------------
                         OTHER CONSUMER SERVICES (0.5%)
         7,644           Volume - Services, Inc.........................          5.54          12/03/06           7,596,142
                                                                                                              --------------
                         OTHER METALS/MINERALS (1.4%)
         9,473           Better Minerals & Aggregates Company...........      5.63 - 7.75       09/30/07           9,307,894
         7,407           CII Carbon, Inc................................          5.16          06/25/08           5,925,146
         3,948           IMC Global, Inc................................      5.56 - 5.63       11/17/06           3,975,268
                                                                                                              --------------
                                                                                                                  19,208,308
                                                                                                              --------------
                         PHARMACEUTICALS: OTHER (1.0%)
         4,135           Alpharma, Inc..................................      5.00 - 5.37       10/05/08           3,705,717
         9,850           MCC Merger Sub Corp............................          6.02          09/30/08           9,905,356
                                                                                                              --------------
                                                                                                                  13,611,073
                                                                                                              --------------
                         PRINTING/PUBLISHING (2.0%)
        10,173           The Sheridan Group, Inc........................          4.85          01/30/05           9,696,918
         3,945           Transwestern Publishing Co. Ltd................      4.82 - 5.16       06/27/08           3,951,192
        14,244           Vertis, Inc....................................      6.13 - 6.38       12/07/08          13,941,103
                                                                                                              --------------
                                                                                                                  27,589,213
                                                                                                              --------------
                         PUBLISHING: BOOKS/MAGAZINES (3.3%)
        10,697           Advanstar Communications, Inc..................          5.82          04/11/07           9,908,229
         9,814           American Media Operations, Inc.................      4.57 - 4.88       04/01/07           9,890,821
         5,000           F&W Publications Inc...........................          5.58          12/31/09           4,925,000
         7,425           Primedia Inc...................................          4.63          06/30/09           6,008,087

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
PORTFOLIO OF INVESTMENTS / / SEPTEMBER 30, 2002 CONTINUED

  PRINCIPAL
  AMOUNT IN                                                                  COUPON             MATURITY
  THOUSANDS                                                                   RATE              DATE           VALUE

-----------------------------------------------------------------------------------------------------------------------------

       $ 9,975           Readers Digest Association Inc.................      4.00 - 4.38%      05/20/08      $    9,771,311
         5,283           Ziff Davis Media, Inc..........................      6.51 - 6.58       03/31/07           4,319,017
                                                                                                              --------------
                                                                                                                  44,822,465
                                                                                                              --------------
                         PUBLISHING: NEWSPAPERS (1.2%)
        17,200           CanWest Media, Inc.............................      5.31 - 5.56       05/15/09          17,284,624
                                                                                                              --------------
                         PULP & PAPER (0.7%)
         7,253           Alabama Pine Pulp Co., Inc.....................          5.81          06/30/03           3,626,482
         4,034           Alabama Pine Pulp Co., Inc.....................          5.81          06/30/05             221,861
         6,088           Alabama Pine Pulp Co., Inc. (e)................         10.75          12/31/08             334,854
         6,310           Alabama River Newsprint Co. (Participation:
                          Toronto Dominion Bank) (c)....................      3.81 - 3.94       12/31/02           5,994,794
                                                                                                              --------------
                                                                                                                  10,177,991
                                                                                                              --------------
                         REAL ESTATE-INDUSTRIAL/OFFICE (0.5%)
         6,965           Corrections Corp. of America...................      5.26 - 5.32       03/31/08           6,975,448
                                                                                                              --------------
                         RECREATIONAL PRODUCTS/TOYS (0.4%)
           350           Spalding Holdings Corp.........................          5.75          09/30/03             173,412
         5,253           Spalding Holdings Corp. (Revolver).............      5.75 - 6.75       09/30/03           2,600,203
         1,827           Spalding Holdings Corp.........................          6.25          09/30/04             904,239
         1,827           Spalding Holdings Corp.........................          6.75          09/30/05             904,239
         1,052           Spalding Holdings Corp.........................          7.25          03/30/06             520,598
                                                                                                              --------------
                                                                                                                   5,102,691
                                                                                                              --------------
                         SEMICONDUCTORS (1.5%)
         4,422           AMI Semiconductor, Inc.........................      5.56 - 5.57       12/21/06           4,397,484
         6,678           Semiconductor Components Industries, LLC.......          5.81          08/04/07           5,920,090
        15,843           Viasystems, Inc................................          5.82          03/31/07          10,561,746
                                                                                                              --------------
                                                                                                                  20,879,320
                                                                                                              --------------
                         SERVICES TO THE HEALTH INDUSTRY (1.4%)
        15,772           Alliance Imaging, Inc..........................      4.19 - 4.38       11/02/08          15,811,270
         2,970           Insight Health Services Acquistion.............          5.30          10/17/08           2,981,137
                                                                                                              --------------
                                                                                                                  18,792,407
                                                                                                              --------------
                         SPECIALTY INSURANCE (0.3%)
         2,350           BRW Acquisition, Inc...........................      3.80 - 3.83       07/10/06           2,009,250
         2,350           BRW Acquisition, Inc...........................      4.05 - 4.08       07/10/07           2,009,250
                                                                                                              --------------
                                                                                                                   4,018,500
                                                                                                              --------------
                         SPECIALTY STORES (2.2%)
         4,800           Caribbean Petroleum, LP (d)....................          7.21          09/30/05           3,480,000
         1,995           Home Interiors & Gifts, Inc....................          6.30          12/31/06           1,950,404
         4,136           Petro Stopping Centers, L.P....................          5.56          07/23/06           4,115,191
         1,679           The Pantry, Inc................................          5.31          01/31/04           1,646,528

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
PORTFOLIO OF INVESTMENTS / / SEPTEMBER 30, 2002 CONTINUED

  PRINCIPAL
  AMOUNT IN                                                                  COUPON             MATURITY
  THOUSANDS                                                                   RATE              DATE           VALUE

-----------------------------------------------------------------------------------------------------------------------------

       $13,603           The Pantry, Inc................................      5.81 - 6.06%      01/31/06      $   13,416,311
         5,434           TravelCenters of America, Inc..................      5.07 - 7.00       11/14/08           5,462,685
                                                                                                              --------------
                                                                                                                  30,071,119
                                                                                                              --------------
                         STEEL (1.2%)
        11,993           ISPAT Inland, L.P..............................          5.56          07/16/05           8,425,033
        11,993           ISPAT Inland, L.P..............................          5.56          07/16/06           8,425,033
                                                                                                              --------------
                                                                                                                  16,850,066
                                                                                                              --------------
                         TELECOMMUNICATION EQUIPMENT (2.9%)
         5,500           American Tower, L.P., American Towers, Inc. and
                          ATC Teleports, Inc............................          4.86          12/31/07           4,661,250
         2,957           Channel Master, Inc............................      8.34 - 8.50       10/10/05           2,818,039
         7,000           Crown Castle Operating Co......................          4.67          03/15/08           6,431,250
        20,048           Pinnacle Towers, Inc...........................          5.82          06/30/07          17,692,733
         5,000           Spectrasite Communications Inc.................      6.31 - 6.34       12/31/07           4,210,200
        11,159           Superior Telecom, Inc..........................          7.38          11/27/05           3,942,752
                                                                                                              --------------
                                                                                                                  39,756,224
                                                                                                              --------------
                         TELECOMMUNICATIONS (4.8%)
         5,500           360network Holdings (USA) Inc. (d).............          8.25          12/31/07           1,193,500
        10,421           Alaska Communications Systems
                          Holdings, Inc.................................          4.88          11/14/07           9,743,684
         9,379           Alaska Communications Systems
                          Holdings, Inc.................................          5.13          05/14/08           8,769,316
         1,993           Davel Financing Co., LLC (b) (e)...............         10.00          12/31/05             510,761
         7,299           Fairpoint Communications, Inc..................      5.56 - 5.63       03/31/06           6,824,620
        14,473           Fairpoint Communications, Inc..................      5.88 - 6.19       03/31/07          13,531,956
         4,955           Global Crossing Holdings, Ltd. (d).............          6.91          06/30/06             767,368
        24,809           KMC Telecom, Inc...............................          7.06          04/01/07          14,265,396
        12,800           McleodUSA Inc..................................          6.09          05/30/08           5,395,200
         4,872           Telecommunications Services Inc................      6.24 - 6.28       12/31/06           4,583,873
                                                                                                              --------------
                                                                                                                  65,585,674
                                                                                                              --------------
                         TEXTILES (0.5%)
         3,884           Polymer Group, Inc.............................          9.25          12/20/05           3,596,198
         3,940           Polymer Group, Inc.............................          9.50          12/30/06           3,644,500
                                                                                                              --------------
                                                                                                                   7,240,698
                                                                                                              --------------
                         TRANSPORTATION (1.5%)
         9,100           Allied Worldwide Inc...........................          5.82          11/18/07           9,046,598
         4,843           Quality Distribution, Inc......................      5.56 - 5.61       08/28/05           4,262,121
         4,151           Quality Distribution, Inc......................      5.81 - 5.86       02/28/06           3,653,247
         3,000           Rail America Inc...............................          4.63          05/23/09           3,004,860
                                                                                                              --------------
                                                                                                                  19,966,826
                                                                                                              --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
PORTFOLIO OF INVESTMENTS / / SEPTEMBER 30, 2002 CONTINUED

  PRINCIPAL
  AMOUNT IN                                                                  COUPON             MATURITY
  THOUSANDS                                                                   RATE              DATE           VALUE

-----------------------------------------------------------------------------------------------------------------------------

                         UTILITIES (0.7%)
       $ 4,988           Michigan Transmission Electric Co., Inc........      4.30 - 4.41%      05/01/07      $    5,004,657
         4,470           Pike Electric, Inc.............................          5.31          04/18/10           4,503,179
                                                                                                              --------------
                                                                                                                   9,507,836
                                                                                                              --------------
                         WIRELESS TELECOMMUNICATIONS (4.5%)
         5,000           Cricket Communications Inc. (d)................          6.38          06/30/07             968,750
        16,250           Nextel Finance Co..............................          5.19          06/30/08          14,007,988
        16,250           Nextel Finance Co..............................          5.44          12/31/08          14,007,988
        20,000           Nextel Partners Operating Corp.................          6.51          01/29/08          17,150,000
        10,000           Nextel Partners Operating Corp.................          6.03          07/29/08           8,633,300
        12,500           Western Wireless Corp..........................      4.56 - 4.57       09/30/08           7,864,625
                                                                                                              --------------
                                                                                                                  62,632,651
                                                                                                              --------------
                         Total Senior Collateralized Term Loans
                          (COST $1,561,037,289)..........................................................      1,313,473,651
                                                                                                              --------------
                         Senior Notes (0.7%)
                         CABLE/SATELLITE TV (0.1%)
         9,563           SuperCanal Holdings S.A. (Argentina) (d).......         11.25          10/12/02           1,673,607
                                                                                                              --------------
                         CASINO/GAMING (0.4%)
         5,397           Harrah's Jazz Co...............................          4.61          04/30/05           5,400,556
                                                                                                              --------------
                         HOSPITAL/NURSING MANAGEMENT (0.2%)
         2,649           Genesis Health Ventures, Inc...................          6.86          10/02/07           2,660,114
                                                                                                              --------------
                         Total Senior Notes
                          (COST $17,308,244).............................................................          9,734,277
                                                                                                              --------------
                         Corporate Bonds (0.0%)
                         TELECOMMUNICATIONS
         2,097           KMC Telecom, Inc...............................         12.50          02/15/08              20,970
           548           KMC Telecom, Inc...............................         13.50          05/15/09               5,480
                                                                                                              --------------
                         Total Corporate Bonds
                          (COST $101,061)................................................................             26,450
                                                                                                              --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
PORTFOLIO OF INVESTMENTS / / SEPTEMBER 30, 2002 CONTINUED

      NUMBER OF
       SHARES                                                                                 VALUE

---------------------------------------------------------------------------------------------------------

                         Common Stocks (f) (1.2%)
                         APPAREL/FOOTWEAR (0.1%)
        61,460           London Fog Industries, Inc. (Restricted) (b)................     $      998,725
                                                                                          --------------
                         AUTOMOTIVE AFTERMARKET (0.0%)
       100,632           Safelite Glass Corp. (b)....................................             58,635
         6,793           Safelite Realty Corp. (b)...................................              3,958
                                                                                          --------------
                                                                                                  62,593
                                                                                          --------------
                         COMPUTER SOFTWARE & SERVICES (0.1%)
       182,055           DecisionOne Corp. (b).......................................          1,381,097
         4,375           DecisionOne Corp. (b).......................................             33,189
                                                                                          --------------
                                                                                               1,414,286
                                                                                          --------------
                         ENGINEERING & CONSTRUCTION (0.5%)
       521,400           Washington Group, Inc.......................................          6,898,122
                                                                                          --------------
                         ENVIRONMENTAL SERVICES (0.0%)
        19,445           Environmental Systems Products Holdings, Inc. (b)...........                  2
                                                                                          --------------
                         FOREST PRODUCTS (0.1%)
       295,289           Tembec Inc..................................................          1,814,615
                                                                                          --------------
                         HOSPITAL/NURSING MANAGEMENT (0.4%)
       335,539           Genesis Health Ventures, Inc................................          5,519,617
                                                                                          --------------
                         MANAGED HEALTH CARE (0.0%)
       517,459           Interim Healthcare, Inc. (b)................................                  0
                                                                                          --------------
                         TELECOMMUNICATIONS (0.0%)
            31           DF Merger Corp. (b).........................................                  0
            93           Teligent Inc. (b)...........................................                  0
                                                                                          --------------
                                                                                                       0
                                                                                          --------------
                         Total Common Stocks
                          (COST $23,695,292).........................................         16,707,960
                                                                                          --------------
                         Non-Convertible Preferred Stocks (0.1%)
                         ENVIRONMENTAL SERVICES (0.1%)
         3,415           Environmental Systems Products Holdings, Inc. (e)...........            461,106
                                                                                          --------------
                         HOSPITAL/NURSING MANAGEMENT (0.0%)
         3,889           Genesis Health Ventures, Inc. (b) (f).......................            450,230
                                                                                          --------------
                         Total Non-Convertible Preferred Stocks
                          (COST $389,542)............................................            911,336
                                                                                          --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
PORTFOLIO OF INVESTMENTS / / SEPTEMBER 30, 2002 CONTINUED

      NUMBER OF                                                                          EXPIRATION
      WARRANTS                                                                              DATE            VALUE

    --
-----------------------------------------------------------------------------------------------------------------------

                         Warrants (b)(f) (0.0%)
                         AUTOMOTIVE AFTERMARKET (0.0%)
        24,761           Exide Corp. ................................................    03/18/06..     $       55,712
                                                                                                        --------------
                         TELECOMMUNICATIONS (0.0%)
         5,948           KMC Telecom Inc. ...........................................    04/15/08..                 60
                                                                                                        --------------
                         Total Warrants
                          (COST $55,772)...........................................................             55,772
                                                                                                        --------------

      PRINCIPAL
      AMOUNT IN                                                                   COUPON         MATURITY
      THOUSANDS                                                                    RATE            DATE
---------------------                                                             ------         --------

                         Short-Term Investments (2.0%)
                         Commercial Paper (g)(h) (0.6%)
                         FINANCIAL CONGLOMERATES
       $ 8,000           General Electric Capital Corp.
                          (COST $7,999,609)...............................         1.76%         10/02/02          7,999,609
                                                                                                              --------------
                         Repurchase Agreement (1.4%)
        19,324           The Bank of New York (dated 09/30/02; proceeds
                          $19,324,845) (i)
                          (COST $19,323,973)..............................         1.625         10/01/02         19,323,973
                                                                                                              --------------
                         Total Short-Term Investments
                          (COST $27,323,582)..............................................................        27,323,582
                                                                                                              --------------

                         Total Investments
                          (COST $1,629,910,782) (j)..................................    99.3%     1,368,233,028
                         Other Assets in Excess of Liabilities.......................     0.7         10,256,613
                                                                                         -----    --------------
                         Net Assets..................................................    100.0%   $1,378,489,641
                                                                                         =====    ==============

---------------------

            (A)            FLOATING RATE SECURITIES. INTEREST RATES SHOWN ARE THOSE IN
                           EFFECT AT SEPTEMBER 30, 2002.
            (B)            VALUED USING FAIR VALUE PROCEDURES - TOTAL AGGREGATE VALUE
                           IS $3,492,369.
            (C)            PARTICIPATION INTERESTS WERE ACQUIRED THROUGH THE FINANCIAL
                           INSTITUTIONS INDICATED PARENTHETICALLY.
            (D)            NON-INCOME PRODUCING SECURITY; LOAN IN DEFAULT.
            (E)            PAYMENT-IN-KIND SECURITY.
            (F)            NON-INCOME PRODUCING SECURITIES.
            (G)            PURCHASED ON A DISCOUNT BASIS. THE INTEREST RATE SHOWN HAS
                           BEEN ADJUSTED TO REFLECT A MONEY MARKET EQUIVALENT YIELD.
            (H)            A PORTION OF THIS SECURITY IS SEGREGATED IN CONNECTION WITH
                           UNFUNDED LOAN COMMITMENTS.
            (I)            COLLATERALIZED BY $17,750,394 FEDERAL HOME LOAN BANK 5.625%
                           DUE 11/15/11 VALUED AT $19,711,258.
            (J)            THE AGGREGATE COST FOR FEDERAL INCOME TAX PURPOSES
                           APPROXIMATES THE AGGREGATE COST FOR BOOK PURPOSES. THE
                           AGGREGATE GROSS UNREALIZED APPRECIATION IS $6,633,067 AND
                           THE AGGREGATE GROSS UNREALIZED DEPRECIATION IS $268,310,821,
                           RESULTING IN NET UNREALIZED DEPRECIATION OF $261,677,754.

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
FINANCIAL STATEMENTS

Statement of Assets and Liabilities
SEPTEMBER 30, 2002

Assets:
Investments in securities, at value (cost $1,629,910,782)...    $1,368,233,028
Cash........................................................         6,583,213
Receivable for:
  Interest..................................................         8,441,626
  Investments sold..........................................         5,942,600
  Shares of beneficial interest sold........................           191,986
Prepaid expenses and other assets...........................           657,900
                                                                --------------
    Total Assets............................................     1,390,050,353
                                                                --------------
Liabilities:
Payable for:
  Investment purchased......................................         4,450,000
  Investment advisory fee...................................         1,146,908
  Dividends to shareholders.................................           687,614
  Administration fee........................................           331,698
Accrued expenses and other payables.........................           617,522
Deferred loan fees..........................................         4,326,970
Commitments and contingencies (Notes 6 & 8).................          --
                                                                --------------
    Total Liabilities.......................................        11,560,712
                                                                --------------
    Net Assets..............................................    $1,378,489,641
                                                                ==============
Composition of Net Assets:
Paid-in-capital.............................................    $1,894,698,153
Net unrealized depreciation.................................      (261,677,754)
Accumulated undistributed net investment income.............        13,106,022
Accumulated net realized loss...............................      (267,636,780)
                                                                --------------
    Net Assets..............................................    $1,378,489,641
                                                                ==============
    Net Asset Value Per Share,
        172,189,710 shares outstanding (unlimited shares
       authorized of $.01 par value)........................    $         8.01
                                                                ==============

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
FINANCIAL STATEMENTS CONTINUED

Statement of Operations
FOR THE YEAR ENDED SEPTEMBER 30, 2002

Net Investment Income:
Income
Interest....................................................    $117,941,162
Amendment and other loan fees...............................       3,455,583
                                                                ------------
    Total Income............................................     121,396,745
                                                                ------------
Expenses
Investment advisory fee.....................................      16,190,833
Administration fee..........................................       4,717,155
Transfer agent fees and expenses............................       1,045,754
Professional fees...........................................         814,738
Registration fees...........................................         417,561
Shareholder reports and notices.............................         360,886
Custodian fees..............................................          86,350
Trustees' fees and expenses.................................          18,057
Other.......................................................         649,005
                                                                ------------
    Total Expenses..........................................      24,300,339

Less: expense offset........................................         (86,350)
                                                                ------------

    Net Expenses............................................      24,213,989
                                                                ------------

    Net Investment Income...................................      97,182,756
                                                                ------------

Net Realized and Unrealized Gain (Loss):
Net realized loss...........................................    (197,519,545)
Net change in unrealized depreciation.......................      65,497,713
                                                                ------------

    Net Loss................................................    (132,021,832)
                                                                ------------

Net Decrease................................................    $(34,839,076)
                                                                ============

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
FINANCIAL STATEMENTS CONTINUED

Statement of Changes in Net Assets

                                                                   FOR THE YEAR          FOR THE YEAR
                                                                      ENDED                 ENDED
                                                                SEPTEMBER 30, 2002    SEPTEMBER 30, 2001
                                                                ------------------    ------------------
Increase (Decrease) in Net Assets:
Operations:
Net investment income.......................................      $   97,182,756        $  204,256,593
Net realized loss...........................................        (197,519,545)          (56,444,249)
Net change in unrealized depreciation.......................          65,497,713          (269,173,695)
                                                                  --------------        --------------

    Net Decrease............................................         (34,839,076)         (121,361,351)

Dividends to shareholders from net investment income........         (95,552,229)         (201,153,884)

Net decrease from transactions in shares of beneficial
 interest...................................................        (686,406,406)         (366,527,027)
                                                                  --------------        --------------

    Net Decrease............................................        (816,797,711)         (689,042,262)

Net Assets:
Beginning of period.........................................       2,195,287,352         2,884,329,614
                                                                  --------------        --------------

End of Period (Including accumulated undistributed net
 investment income of $13,106,022 and $5,880,582,
 respectively)..............................................      $1,378,489,641        $2,195,287,352
                                                                  ==============        ==============

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
FINANCIAL STATEMENTS CONTINUED

Statement of Cash Flows
FOR THE YEAR ENDED SEPTEMBER 30, 2002

Increase (Decrease) in Cash:
Cash Flows Provided by Operating Activities:
Net decrease in net assets from operations..................    $   (34,839,076)
Adjustments to reconcile net decrease in net assets from
 operations to net cash provided by operating activities:
  Purchases of investments..................................       (473,636,997)
  Principal repayments/sales of investments.................      1,068,819,516
  Net sales/maturities of short-term investments............         88,328,859
  Decrease in receivables and other assets related to
   operations...............................................            804,720
  Increase in payables related to operations................          3,937,068
  Net loan fees received....................................          3,364,545
  Amortization of loan fees.................................         (3,455,583)
  Accretion of discounts....................................         (4,147,849)
  Net realized loss on investments..........................        197,519,545
  Net unrealized depreciation on investments................        (65,497,713)
                                                                ---------------

    Net Cash Provided By Operating Activites................        781,197,035
                                                                ---------------

Cash Flows Used for Financing Activities:
Shares of beneficial interest sold..........................         25,204,444
Shares tendered.............................................       (750,673,266)
Dividends from net investment income (net of reinvested
 dividends of $39,167,829)..................................        (56,620,250)
                                                                ---------------

    Net Cash Used for Financing Activities..................       (782,089,072)
                                                                ---------------

Net Decrease in Cash........................................           (892,037)
                                                                ---------------

Cash Balance at Beginning of Year...........................          7,475,250
                                                                ---------------

Cash Balance at End of Year.................................    $     6,583,213
                                                                ===============

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
NOTES TO FINANCIAL STATEMENTS / / SEPTEMBER 30, 2002

1. Organization And Accounting Policies
Morgan Stanley Prime Income Trust (the "Trust") is registered under the Investment Company Act of 1940, as amended, as a non-diversified, closed-end management investment company. The Trust's investment objective is to provide a high level of current income consistent with the preservation of capital. The Trust was organized as a Massachusetts business trust on August 17, 1989 and commenced operations on November 30, 1989.

The Trust offers and sells its shares to the public on a continuous basis. The Trustees intend, each quarter, to consider authorizing the Trust to make tender offers for all or a portion of its outstanding shares of beneficial interest at the then current net asset value of such shares.

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures. Actual results could differ from those estimates.

The following is a summary of significant accounting policies:

A. Valuation of Investments -- (1) Certain senior collateralized loans ("Senior Loans") are valued based on quotations received from an independent pricing service; (2) Senior Loans for which quotations are unavailable are value based on prices received from an independent pricing service that are calculated pursuant to a derived pricing methodology. The derived pricing methodology calculates a price for a Senior Loan by incorporating certain market information, including a Senior Loan's credit rating and interest rate, and comparing such information to Senior Loans in similar industries for which market information is available; (3) an equity portfolio security listed or traded on the New York or American Stock Exchange, Nasdaq, or other exchange is valued at its latest sale price, prior to the time when assets are valued; if there were no sales that day, the security is valued at the latest bid price (in cases where a security is traded on more than one exchange, the security is valued on the exchange designated as the primary market pursuant to procedures adopted by the Trustees); (4) portfolio securities for which over-the-counter market quotations are readily available are valued at the latest bid price;
(5) all other securities and other assets are valued at their fair value as determined in good faith under procedures established by and under the general supervision of the Trustees; and (6) short-term debt securities having a maturity date of more than sixty days at time of purchase are valued on a mark-to-market basis until sixty days prior to maturity and thereafter at amortized cost based on their value on the 61st day. Short-term debt securities having a maturity date of sixty days or less at the time of purchase are valued at amortized cost.

Morgan Stanley Prime Income Trust
NOTES TO FINANCIAL STATEMENTS / / SEPTEMBER 30, 2002 CONTINUED

B. Accounting for Investments -- Security transactions are accounted for on the trade date (date the order to buy or sell is executed). Realized gains and losses on security transactions are determined by the identified cost method. Discounts are accreted and premiums are amortized over the life of the respective securities. Interest income is accrued daily except where collection is not expected. When the Trust buys an interest in a Senior Loan, it may receive a commitment fee which is paid to lenders on an ongoing basis based upon the undrawn portion committed by the lenders of the underlying Senior Loan. The Trust accrues the commitment fee over the expected term of the loan. When the Trust sells an interest in a Senior Loan, it may be required to pay fees or commissions to the purchaser of the interest. Fees received in connection with loan amendments are amortized over the expected term of the loan.

C. Joint Repurchase Agreement Account -- Pursuant to an Exemptive Order issued by the Securities and Exchange Commission, the Trust, along with other affiliated entities managed by the Investment Manager, may transfer uninvested cash balances into one or more joint repurchase agreement accounts. These balances are invested in one or more repurchase agreements and are collateralized by cash, or U.S. Treasury or federal agency obligations.

D. Senior Loans -- The Trust invests primarily in Senior Loans to Borrowers. Senior Loans are typically structured by a syndicate of lenders ("Lenders"), one or more of which administers the Senior Loan on behalf of the Lenders ("Agent"). Lenders may sell interests in Senior Loans to third parties ("Participations") or may assign all or a portion of their interest in a Senior Loan to third parties ("Assignments"). Senior Loans are exempt from registration under the Securities Act of 1933. Presently, Senior Loans are not readily marketable and are often subject to restrictions on resale.

Some of the Trust's Senior Loans are "Revolver Loans." For these loans, the Trust commits to provide funding up to the face amount of the loan. The amount drawn down by the borrower may vary during the term of the loan.

E. Federal Income Tax Status -- It is the Trust's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Accordingly, no federal income tax provision is required.

F. Dividends and Distributions to Shareholders -- The Trust records dividends and distributions to its shareholders on the ex-dividend date. The amount of dividends and distributions from net investment income and net realized capital gains are determined in accordance with federal income tax regulations which may differ from generally accepted accounting principles. These "book/tax" differences are either

Morgan Stanley Prime Income Trust
NOTES TO FINANCIAL STATEMENTS / / SEPTEMBER 30, 2002 CONTINUED

considered temporary or permanent in nature. To the extent these differences are permanent in nature, such amounts are reclassified within the capital accounts based on their federal tax-basis treatment; temporary differences do not require reclassification. Dividends and distributions which exceed net investment income and net realized capital gains for financial reporting purposes but not for tax purposes are reported as dividends in excess of net investment income or distributions in excess of net realized capital gains. To the extent they exceed net investment income and net realized capital gains for tax purposes, they are reported as distributions of paid-in-capital.

2. Investment Advisory/Administration Agreements
Pursuant to an Investment Advisory Agreement with Morgan Stanley Investment Advisors Inc. (the "Investment Advisor"), the Trust pays an advisory fee, accrued daily and payable monthly, by applying the following annual rates to the net assets of the Trust determined as of the close of each business day: 0.90% to the portion of the daily net assets not exceeding $500 million; 0.85% to the portion of the daily net assets exceeding $500 million but not exceeding
$1.5 billion; 0.825% to the portion of daily net assets exceeding $1.5 billion but not exceeding $2.5 billion; 0.80% to the portion of daily net assets exceeding $2.5 billion but not exceeding $3 billion; and 0.775% to the portion of daily net assets in excess of $3 billion.

Pursuant to an Administration Agreement with Morgan Stanley Services Company Inc. (the "Administrator"), an affiliate of the Investment Advisor, the Trust pays an administration fee, calculated daily and payable monthly, by applying the annual rate of 0.25% to the Trust's daily net assets.

3. Security Transactions and Transactions with Affiliates
The cost of purchases and proceeds from sales/principal repayments of portfolio securities, excluding short-term investments, for the year ended September 30, 2002 aggregated $473,635,929 and $1,063,598,018, respectively.

Shares of the Trust are distributed by Morgan Stanley Distributors Inc. (the "Distributor"), an affiliate of the Investment Advisor and Administrator. Pursuant to a Distribution Agreement between the Trust, the Investment Advisor and the Distributor, the Investment Advisor compensates the Distributor at an annual rate of 2.75% of the purchase price of shares purchased from the Trust. The Investment Advisor will compensate the Distributor at an annual rate of 0.10% of the value of shares sold for any shares that remain outstanding after one year from the date of their initial purchase. Any early withdrawal charge to defray distribution expenses will be charged to the shareholder in connection with shares held for four years or less

Morgan Stanley Prime Income Trust
NOTES TO FINANCIAL STATEMENTS / / SEPTEMBER 30, 2002 CONTINUED

which are accepted by the Trust for repurchase pursuant to tender offers. For the year ended September 30, 2002, the Investment Advisor has informed the Trust that it received $6,320,000 in early withdrawal charges.

Morgan Stanley Trust, an affiliate of the Investment Advisor, Administrator and Distributor, is the Trust's transfer agent. At September 30, 2002, the Trust had transfer agent fees and expenses payable of approximately $40,400.

The Trust has an unfunded noncontributory defined benefit pension plan covering all independent Trustees of the Trust who will have served as independent Trustees for at least five years at the time of retirement. Benefits under this plan are based on years of service and compensation during the last five years of service. Aggregate pension costs for the year ended September 30, 2002 included in Trustees' fees and expenses in the Statement of Operations amounted to $6,891. At September 30, 2002, the Trust had an accrued pension liability of $56,882 which is included in accrued expenses in the Statement of Assets and Liabilities.

4. Federal Income Tax Status
At September 30, 2002, the Trust had a net capital loss carryover of approximately $73,006,000, to offset future capital gains to the extent provided by regulations, available through September 30 of the following years:

    AMOUNT IN THOUSANDS
----------------------------
 2007      2009       2010
------   --------   --------
$7,661    $5,233    $60,112
======    ======    =======

Capital losses incurred after October 31 ("post-October losses") within the taxable year are deemed to arise on the first business day of the Trust's next taxable year. The Trust incurred and will elect to defer net capital losses of approximately $193,600,000 during fiscal 2002.

As of September 30, 2002, the Trust had temporary book/tax differences primarily attributable to post-October losses, tax adjustments and book amortization of discounts on revolver loans and term loans held by the Trust and interest on loans in default and permanent book/tax differences attributable to a nondeductible expense. To reflect reclassifications arising from the permanent differences, paid-in-capital was charged and accumulated undistributed net investment income was credited $420,539.

Morgan Stanley Prime Income Trust
NOTES TO FINANCIAL STATEMENTS / / SEPTEMBER 30, 2002 CONTINUED

5. Shares of Beneficial Interest
Transactions in shares of beneficial interest were as follows:

                                                                    SHARES             AMOUNT
                                                                --------------    ----------------
Balance, September 30, 2000.................................      296,722,545      $2,948,052,125
Shares sold.................................................       28,998,963         273,888,233
Shares issued to shareholders for reinvestment of
 dividends..................................................        9,242,666          85,338,367
Shares tendered (four quarterly tender offers)..............      (80,321,553)       (725,753,627)
                                                                -------------      --------------
Balance, September 30, 2001.................................      254,642,621       2,581,525,098
Shares sold.................................................        2,979,915          25,099,031
Shares issued to shareholders for reinvestment of
 dividends..................................................        4,665,583          39,167,829
Shares tendered (four quarterly tender offers)..............      (90,098,409)       (750,673,266)
                                                                -------------      --------------
Balance, September 30, 2002.................................      172,189,710      $1,895,118,692
                                                                =============      ==============

On October 31, 2002, the Trustees approved a tender offer to purchase up to 50 million shares of beneficial interest to commence on November 20, 2002.

6. Commitments and Contingencies
As of September 30, 2002, the Trust had unfunded loan commitments pursuant to the following loan agreements:

                                                                   UNFUNDED
BORROWER                                                          COMMITMENT
--------                                                        --------------
Arena Brands, Inc...........................................      $  745,290
Aurora Foods, Inc...........................................         720,182
Dade Behring, Inc...........................................          70,079
GSB Guarantor Corp..........................................       1,600,000
Spalding Holdings Corp......................................         629,418
World Kitchen Consumer Products, Inc........................          42,258
                                                                  ----------
                                                                  $3,807,227
                                                                  ==========

The total value of the security segregated for unfunded loan commitments was $7,999,609.

7. Expense Offset
The expense offset represents a reduction of the custodian fees for earnings on cash balances maintained by the Trust.

Morgan Stanley Prime Income Trust
NOTES TO FINANCIAL STATEMENTS / / SEPTEMBER 30, 2002 CONTINUED

8. Change in Accounting Policy
Effective October 1, 2001, the Trust has adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies, as revised, related to premiums and discounts on debt securities. The cumulative effect of this accounting change had no impact on the net assets of the Trust, but resulted in a $5,174,374 increase in the cost of securities and a corresponding increase in undistributed net investment income based on securities held as of September 30, 2001.

The effect of this change for the year ended September 30, 2002 was to increase net investment income and increase unrealized depreciation by $2,554,791. The statement of changes in net assets and the financial highlights for prior periods have not been restated to reflect this change.

9. Litigation
On November 14, 2001, an alleged class action lawsuit was filed on behalf of certain investors in Morgan Stanley Prime Income Trust alleging that, during the period from November 1, 1998 through April 26, 2001, the Trust, its investment advisor and a related entity, its administrator, certain of its officers, and certain of its Trustees violated certain provisions of the Securities Act of 1933 and common law by allegedly misstating the Trust's net asset value in its prospectus, registration statement and financial reports. On November 8, 2002, the court denied defendants' motion to dismiss the complaint. Each of the defendants believes the lawsuit to be without merit and intends to vigorously contest the action.

Morgan Stanley Prime Income Trust
FINANCIAL HIGHLIGHTS

Selected ratios and per share data for a share of beneficial interest outstanding throughout each period:

                                                             FOR THE YEAR ENDED SEPTEMBER 30,
                                              ---------------------------------------------------------------
                                                2002       2001       2000       1999       1998       1997
                                              --------   --------   --------   --------   --------   --------
SELECTED PER SHARE DATA:
Net asset value, beginning of period........   $ 8.62     $ 9.72     $ 9.87     $ 9.91     $ 9.95     $ 9.94
                                               ------     ------     ------     ------     ------     ------
Income (loss) from investment operations:
  Net investment income.....................     0.45 (1)    0.69      0.82       0.70       0.71       0.75
  Net realized and unrealized gain (loss)...    (0.64)(1)   (1.11)    (0.16)     (0.05)     (0.03)     --
                                               ------     ------     ------     ------     ------     ------
Total income (loss) from investment
 operations.................................    (0.19)     (0.42)      0.66       0.65       0.68       0.75
                                               ------     ------     ------     ------     ------     ------
Less dividends and distributions from:
  Net investment income.....................    (0.42)     (0.68)     (0.81)     (0.69)     (0.72)     (0.74)
  Net realized gain.........................    --         --         --         --         --         --
                                               ------     ------     ------     ------     ------     ------
Total dividends and distributions...........    (0.42)     (0.68)     (0.81)     (0.69)     (0.72)     (0.74)
                                               ------     ------     ------     ------     ------     ------

Net asset value, end of period..............   $ 8.01     $ 8.62     $ 9.72     $ 9.87     $ 9.91     $ 9.95
                                               ======     ======     ======     ======     ======     ======
Total Return+...............................    (2.30)%    (4.54)%     6.87%      6.72%      7.14%      7.78%
Ratios to Average Net Assets:
Expenses....................................     1.29%      1.20%      1.21%      1.22%      1.29%      1.40%
Net investment income.......................     5.15%(1)    7.53%     8.26%      7.02%      7.17%      7.53%
Supplemental Data:
Net assets, end of period, in millions......   $1,378     $2,195     $2,884     $2,514     $1,997     $1,345
Portfolio turnover rate.....................       27%        29%        45%        44%        68%        86%

                                                  FOR THE YEAR ENDED SEPTEMBER 30,
                                              -----------------------------------------
                                                1996       1995       1994       1993
                                              --------   --------   --------   --------
SELECTED PER SHARE DATA:
Net asset value, beginning of period........   $ 9.99     $10.00     $ 9.91     $ 9.99
                                               ------     ------     ------     ------
Income (loss) from investment operations:
  Net investment income.....................     0.74       0.82       0.62       0.55
  Net realized and unrealized gain (loss)...    (0.04)      0.01       0.09      (0.08)
                                               ------     ------     ------     ------
Total income (loss) from investment
 operations.................................     0.70       0.83       0.71       0.47
                                               ------     ------     ------     ------
Less dividends and distributions from:
  Net investment income.....................    (0.75)     (0.81)     (0.62)     (0.55)
  Net realized gain.........................    --         (0.03)     --         --
                                               ------     ------     ------     ------
Total dividends and distributions...........    (0.75)     (0.84)     (0.62)     (0.55)
                                               ------     ------     ------     ------
Net asset value, end of period..............   $ 9.94     $ 9.99     $10.00     $ 9.91
                                               ======     ======     ======     ======
Total Return+...............................     7.25%      8.57%      7.32%      4.85%
Ratios to Average Net Assets:
Expenses....................................     1.46%      1.52%      1.60%      1.45%
Net investment income.......................     7.50%      8.11%      6.14%      5.53%
Supplemental Data:
Net assets, end of period, in millions......     $939       $521       $305       $311
Portfolio turnover rate.....................       72%       102%       147%        92%

------------------------

          +             DOES NOT REFLECT THE DEDUCTION OF SALES CHARGE. CALCULATED
                        BASED ON THE NET ASSET VALUE AS OF THE LAST BUSINESS DAY OF
                        THE PERIOD. DIVIDENDS AND DISTRIBUTIONS ARE ASSUMED TO BE
                        REINVESTED AT THE PRICES OBTAINED UNDER THE TRUST'S DIVIDEND
                        REINVESTMENT PLAN.
         (1)            EFFECTIVE OCTOBER 1, 2001, THE TRUST HAS ADOPTED THE
                        PROVISIONS OF THE AICPA AUDIT AND ACCOUNTING GUIDE FOR
                        INVESTMENT COMPANIES, AS REVISED, RELATED TO PREMIUMS AND
                        DISCOUNTS ON DEBT SECURITIES. THE EFFECT OF THIS CHANGE FOR
                        THE YEAR ENDED SEPTEMBER 30, 2002 WAS TO INCREASE NET
                        INVESTMENT INCOME PER SHARE BY $0.03, DECREASE NET REALIZED
                        AND UNREALIZED GAIN OR LOSS PER SHARE BY $0.03 AND INCREASE
                        THE RATIO OF NET INVESTMENT INCOME TO AVERAGE NET ASSETS BY
                        0.13%. THE FINANCIAL HIGHLIGHTS DATA PRESENTED IN THIS TABLE
                        FOR PRIOR PERIODS HAS NOT BEEN RESTATED TO REFLECT THIS
                        CHANGE.

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
INDEPENDENT AUDITORS' REPORT

To the Shareholders and Board of Trustees of Morgan Stanley Prime Income Trust:

We have audited the accompanying statement of assets and liabilities of Morgan Stanley Prime Income Trust (the "Trust"), including the portfolio of investments, as of September 30, 2002, and the related statements of operations and cash flows for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the ten years in the period then ended. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of September 30, 2002, by correspondence with the custodian and selling or agent banks; where replies were not received from the custodian and selling or agent banks, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Morgan Stanley Prime Income Trust as of September 30, 2002, the results of its operations and its cash flows for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the ten years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
NEW YORK, NEW YORK
NOVEMBER 13, 2002

Morgan Stanley Prime Income Trust
PORTFOLIO OF INVESTMENTS / / SEPTEMBER 30, 2001

      PRINCIPAL
      AMOUNT IN                                                                  COUPON         MATURITY
      THOUSANDS                                                                   RATE            DATE            VALUE

-----------------------------------------------------------------------------------------------------------------------------

                         Senior Collateralized Term Loans (a) (93.5%)
                         AEROSPACE & DEFENSE (2.3%)
       $ 9,950           Alliant Techsystems Inc........................         6.75%          04/20/09      $   10,058,853
        14,508           Avborne, Inc...................................      7.69 - 9.25       06/30/05          14,290,727
         6,842           Decrane Aircraft Holdings, Inc.................      7.49 - 7.50       09/30/05           6,705,473
        12,773           The Fairchild Corporation......................          6.58          04/30/06          11,495,295
         8,000           United Defense Industries, Inc.................          6.83          08/13/09           8,013,760
                                                                                                              --------------
                                                                                                                  50,564,108
                                                                                                              --------------
                         ADVERTISING/MARKETING (0.4%)
        10,000           Adams Outdoor Advertising Ltd..................          6.47          02/08/08           9,987,500
                                                                                                              --------------
                         AIR FREIGHT/COURIERS (1.0%)
         8,337           Erickson Air-Crane Co., L.L.C..................          8.41          12/31/04           7,753,083
           933           Evergreen International Aviation, Inc..........          6.96          05/31/02             708,902
         5,578           Evergreen International Aviation, Inc..........          7.01          05/07/03           4,239,403
         6,297           Evergreen International Aviation, Inc..........          7.09          05/02/04           4,785,519
         7,013           First Security Bank, National Association as
                          Owner Trustee.................................          8.95          05/07/03           5,330,000
                                                                                                              --------------
                                                                                                                  22,816,907
                                                                                                              --------------
                         APPAREL/FOOTWEAR (1.5%)
        14,236           American Marketing Industries, Inc.............          9.25          11/29/02          11,531,408
         3,840           American Marketing Industries, Inc.............          9.25          11/30/03           3,110,400
         2,667           American Marketing Industries, Inc.............          9.25          11/30/04           2,160,618
         4,123           American Marketing Industries, Inc.............          9.25          11/30/05           3,339,225
         5,901           Arena Brands, Inc..............................      6.95 - 7.48       06/01/02           5,458,320
         1,727           Arena Brands, Inc. (Revolver)..................      5.91 - 8.75       06/01/02           1,597,860
         5,131           Levi Strauss & Co..............................          6.83          08/29/03           4,789,376
         1,000           The William Carter Co..........................          7.09          08/15/08           1,005,000
                                                                                                              --------------
                                                                                                                  32,992,207
                                                                                                              --------------
                         AUTO PARTS - O.E.M. (2.2%)
         9,850           Amcan Consolidated Technologies Corp...........          6.63          03/28/07           9,386,730
         6,233           J.L. French Automotive Castings, Inc...........      7.19 - 7.22       10/21/06           4,471,953
        19,980           Metaldyne Co., LLC.............................          7.75          11/28/08          17,299,283
         6,613           Polypore Inc...................................          6.88          12/31/06           6,638,246
         2,254           Tenneco, Inc...................................      7.42 - 7.46       11/04/07           1,754,475
         2,255           Tenneco, Inc...................................      7.67 - 7.71       05/04/08           1,754,475
         9,136           Transportation Technologies
                          Industries, Inc...............................      6.60 - 7.92       03/31/07           6,349,424
                                                                                                              --------------
                                                                                                                  47,654,586
                                                                                                              --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
PORTFOLIO OF INVESTMENTS / / SEPTEMBER 30, 2001 CONTINUED

  PRINCIPAL
  AMOUNT IN                                                                  COUPON             MATURITY
  THOUSANDS                                                                   RATE              DATE           VALUE

-----------------------------------------------------------------------------------------------------------------------------

                         AUTOMOTIVE AFTERMARKET (0.4%)
       $ 7,835           Exide Corp.....................................      7.09 - 8.76%      03/18/05      $    6,868,627
         2,103           Safelite Glass Corp............................      8.08 - 9.44       09/30/07           1,998,165
                                                                                                              --------------
                                                                                                                   8,866,792
                                                                                                              --------------
                         BEVERAGES - NON-ALCOHOLIC (0.4%)
         9,223           The American Bottling Co.......................          6.72          10/07/07           9,227,203
                                                                                                              --------------
                         BROADCAST/MEDIA (2.4%)
        20,000           Benedek Broadcasting Corp......................      8.27 - 8.46       11/20/07          17,900,000
        16,031           Emmis Communications Corp......................      6.44 - 6.75       08/31/09          15,612,826
         5,000           Gray Communications Systems, Inc...............          8.00          09/30/09           5,014,050
         3,214           Nassau Broadcasting Partners I, LLC............         11.00          12/04/07           3,125,777
        10,000           Susquehanna Media Co...........................          5.19          06/30/08          10,062,500
         1,000           Telemundo Group Inc............................          6.72          05/15/08             998,750
                                                                                                              --------------
                                                                                                                  52,713,903
                                                                                                              --------------
                         CABLE/SATELLITE TV (5.0%)
         4,000           Century Cable Holdings, LLC....................          6.86          06/30/09           3,916,000
        20,000           Century Cable Holdings, LLC....................          6.79          12/31/09          19,580,000
        28,000           Charter Communications Operating, LLC..........          6.21          03/18/08          27,191,640
        10,000           Charter Communications Operating, LLC..........          6.26          09/18/08           9,725,700
         3,474           Classic Cable, Inc.............................         10.75          01/31/08           3,183,632
         5,862           Classic Cable, Inc.............................         10.75          01/31/08           5,372,378
        16,000           Insight Midwest Holdings, LLC..................          5.50          12/31/09          15,988,000
        10,000           IIC Iowa LLC...................................      6.26 - 6.29       09/30/10           9,944,800
        10,000           RCN Corp.......................................          7.75          06/03/07           7,480,000
         6,500           Videotron Itee.................................      6.24 - 6.56       12/01/09           6,534,515
                                                                                                              --------------
                                                                                                                 108,916,665
                                                                                                              --------------
                         CASINO/GAMING (1.3%)
        10,000           Alliance Gaming Corp...........................      6.72 - 7.57       12/31/06           9,956,200
         3,618           Ameristar Casinos, Inc.........................          6.38          12/20/06           3,613,111
         3,101           Ameristar Casinos, Inc.........................          7.69          12/20/07           3,096,952
         5,285           Harrah's Jazz Co...............................          6.54          04/30/05           4,518,740
         3,697           Isle of Capri Casinos, Inc.....................      6.83 - 7.25       03/02/06           3,655,120
         3,235           Isle of Capri Casinos, Inc.....................      9.98 - 10.07      03/02/07           3,198,230
                                                                                                              --------------
                                                                                                                  28,038,353
                                                                                                              --------------
                         CELLULAR TELEPHONE (4.9%)
         4,701           American Cellular Corp.........................          6.58          03/31/08           4,628,907
         5,362           American Cellular Corp.........................          8.53          03/31/09           5,275,087
        16,309           Centennial Puerto Rico Operating Corp..........      6.60 - 6.65       05/31/07          15,605,867
        10,115           Centennial Puerto Rico Operating Corp..........      6.74 - 7.13       11/30/07           9,678,399

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
PORTFOLIO OF INVESTMENTS / / SEPTEMBER 30, 2001 CONTINUED

  PRINCIPAL
  AMOUNT IN                                                                  COUPON             MATURITY
  THOUSANDS                                                                   RATE              DATE           VALUE

-----------------------------------------------------------------------------------------------------------------------------

       $ 4,913           Dobson Operating Co., L.L.C....................         5.67%          12/31/07      $    4,859,691
        14,774           Dobson Operating Co., L.L.C....................          6.58          03/31/08          14,649,412
        35,601           Microcell Connexions, Inc......................      6.22 - 6.71       03/01/06          28,481,260
        12,321           Rural Cellular Corp............................          6.88          10/03/08          12,062,812
        12,321           Rural Cellular Corp............................          9.72          04/03/09          12,064,187
                                                                                                              --------------
                                                                                                                 107,305,622
                                                                                                              --------------
                         CHEMICALS: MAJOR DIVERSIFIED (0.7%)
         7,444           Hercules Inc...................................          5.87          11/15/05           7,265,100
        10,000           Huntsman Corp. (b).............................         10.75          12/31/05           7,975,000
                                                                                                              --------------
                                                                                                                  15,240,100
                                                                                                              --------------
                         CHEMICALS: SPECIALTY (2.4%)
         7,350           Huntsman ICI Chemicals LLC.....................      6.56 - 6.75       06/30/07           7,080,476
         7,350           Huntsman ICI Chemicals LLC.....................          6.00          06/30/08           7,080,475
        11,970           ISP Chemco, Inc................................      6.56 - 6.75       06/27/08          11,850,300
         4,726           Noveon, Inc....................................      7.06 - 7.13       09/30/08           4,630,023
         6,773           Pioneer America Acqusitions Corp. (d)..........      9.75 - 10.25      12/05/06           1,794,713
         8,000           Pioneer Americas, Inc. (d).....................     10.13 - 10.63      12/05/06           3,400,000
        10,000           RK Polymers LLC................................          7.81          03/02/09           9,758,220
         7,642           Vining Industries, Inc.........................          6.67          03/31/05           6,686,824
                                                                                                              --------------
                                                                                                                  52,281,031
                                                                                                              --------------
                         COAL (0.2%)
        13,559           Quaker Coal Company, Inc. (d)..................          8.00          06/30/06           4,237,093
                                                                                                              --------------
                         COMPUTER PERIPHERALS (0.7%)
        14,925           Seagate Technology (US) Holdings, Inc..........          6.56          11/22/06          14,626,500
                                                                                                              --------------
                         COMPUTER COMMUNICATIONS (0.7%)
        16,143           Acterna Corporation............................          6.96          09/30/07          14,367,087
                                                                                                              --------------
                         COMPUTERS SOFTWARE AND SERVICES (0.2%)
         7,044           DecisionOne Corp...............................      8.08 - 8.33       04/18/05           5,458,724
                                                                                                              --------------
                         CONSTRUCTION MATERIALS (0.9%)
        11,563           Dayton Superior Corp...........................      6.63 - 6.81       06/01/08          11,504,688
         8,403           Onex ABCO Limited Partnership..................          7.32          11/15/05           7,563,103
                                                                                                              --------------
                                                                                                                  19,067,791
                                                                                                              --------------
                         CONSUMER SUNDRIES (1.3%)
         8,071           Amscan Holdings, Inc...........................      6.50 - 6.53       12/31/04           7,444,373
         8,903           Jostens, Inc...................................          7.07          05/03/08           8,817,404
           980           World Kitchen, Inc. (Revolver).................      6.61 - 8.75       04/09/05             654,151
        15,520           World Kitchen, Inc.............................      6.84 - 7.62       10/09/06          10,760,481
                                                                                                              --------------
                                                                                                                  27,676,409
                                                                                                              --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
PORTFOLIO OF INVESTMENTS / / SEPTEMBER 30, 2001 CONTINUED

  PRINCIPAL
  AMOUNT IN                                                                  COUPON             MATURITY
  THOUSANDS                                                                   RATE              DATE           VALUE

-----------------------------------------------------------------------------------------------------------------------------

                         CONSUMER/BUSINESS SERVICES (2.6%)
       $ 6,435           Bridge Information Systems, Inc. (d)...........         9.25%          05/29/03      $    3,539,302
         2,566           Bridge Information Systems, Inc. (Revolver)
                          (d)...........................................          9.25          05/29/03           1,411,390
        14,610           Bridge Information Systems, Inc. (d)...........          9.50          05/29/05           8,035,434
        18,936           Buhrmann US Inc................................          6.95          10/26/07          18,320,786
         7,308           InfoUSA, Inc...................................          7.63          06/30/06           6,979,168
         3,980           Iron Mountain, Inc.............................          6.28          02/08/06           4,012,676
         8,995           Prime Succession, Inc..........................      7.88 - 9.50       08/29/03           6,746,566
         8,674           Rose Hills Co..................................          6.38          12/01/03           8,283,969
                                                                                                              --------------
                                                                                                                  57,329,291
                                                                                                              --------------
                         CONTAINERS/PACKAGING (3.4%)
        10,000           Crown Cork & Seal Co., Inc.....................          7.31          02/04/02           9,937,500
         1,741           Graham Packaging Co............................          6.13          01/31/06           1,636,861
         8,007           Graham Packaging Co............................      6.31 - 7.75       01/31/07           7,526,770
         9,685           Greif Bros. Corp...............................          6.95          02/28/08           9,679,782
         8,955           Impress Metal Packaging Holdings B.V...........          6.96          12/31/06           8,238,600
        14,000           LLS Corp.......................................      7.30 - 7.32       07/31/06          10,710,000
         4,603           Nexpak Corp....................................          6.16          12/31/05           3,497,958
         4,602           Nexpak Corp....................................          6.41          12/31/06           3,497,959
         9,821           Pliant Corp....................................      7.31 - 7.63       05/31/08           9,330,357
         4,938           Tekni-Plex, Inc................................          7.25          06/21/08           4,756,442
         6,971           United States Can Co...........................          7.56          10/04/08           6,793,077
                                                                                                              --------------
                                                                                                                  75,605,306
                                                                                                              --------------
                         DISCOUNT STORES (0.5%)
        10,009           Tuesday Morning Corp...........................          6.89          12/29/04          10,033,907
                                                                                                              --------------
                         DIVERSIFIED - MANUFACTURING (0.8%)
        17,861           Dayco Products, LLC............................      6.91 - 7.11       05/31/07          17,302,945
                                                                                                              --------------
                         DRUGSTORE CHAINS (0.6%)
        13,485           Duane Reade, Inc...............................      6.13 - 6.31       02/15/07          13,425,552
                                                                                                              --------------
                         ELECTRIC UTILITIES (0.4%)
         9,900           Western Resources, Inc.........................          6.33          03/17/03           9,734,967
                                                                                                              --------------
                         ELECTRONIC COMPONENTS (1.0%)
         7,235           Communications Instruments, Inc................      7.25 - 9.00       03/15/04           7,126,293
         8,246           Dynamic Details, Inc...........................          5.67          04/22/05           8,040,076
         6,930           Knowles Electronics, Inc.......................      6.36 - 6.88       06/29/07           6,410,250
                                                                                                              --------------
                                                                                                                  21,576,619
                                                                                                              --------------
                         ELECTRONIC PRODUCTION EQUIPMENT (0.2%)
         5,525           Telex Communications, Inc......................      7.61 - 7.79       11/06/04           4,696,565
                                                                                                              --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
PORTFOLIO OF INVESTMENTS / / SEPTEMBER 30, 2001 CONTINUED

  PRINCIPAL
  AMOUNT IN                                                                  COUPON             MATURITY
  THOUSANDS                                                                   RATE              DATE           VALUE

-----------------------------------------------------------------------------------------------------------------------------

                         ENERGY (0.4%)
       $ 9,023           AES Texas Funding III, LLC.....................         6.56%          03/31/02      $    8,774,942
                                                                                                              --------------
                         ENGINEERING & CONSTRUCTION (0.4%)
        14,925           Washington Group International, Inc. (d).......          8.75          07/07/07           9,775,875
                                                                                                              --------------
                         ENTERTAINMENT & LEISURE (0.5%)
        10,000           Six Flags, Inc.................................      6.47 - 6.58       09/30/05           9,926,900
                                                                                                              --------------
                         ENVIRONMENTAL SERVICES (1.8%)
        13,260           Allied Waste Industries, Inc...................      6.56 - 6.69       07/30/06          13,120,653
        15,912           Allied Waste Industries, Inc...................      7.94 - 10.00      07/30/07          15,744,783
         6,009           Environmental Systems Products
                          Holdings, Inc.................................      7.58 - 7.73       12/31/04           4,878,077
         3,401           Environmental Systems Products Holdings, Inc.
                          (e)...........................................      7.21 - 7.24       12/31/04           1,830,579
         3,600           Stericycle, Inc................................          7.07          11/10/06           3,608,424
                                                                                                              --------------
                                                                                                                  39,182,516
                                                                                                              --------------
                         FINANCE - COMMERCIAL (0.6%)
        14,812           Outsourcing Solutions Inc......................          7.77          06/10/06          13,911,277
                                                                                                              --------------
                         FINANCE/RENTAL/LEASING (1.7%)
        29,502           NationsRent, Inc...............................          8.25          07/20/06          20,897,152
         4,099           Rent-A-Center, Inc.............................      5.33 - 5.37       01/31/06           4,067,437
         5,055           Rent-A-Center, Inc.............................      7.15 - 7.51       01/31/07           5,015,501
         6,983           United Rentals, Inc............................      5.97 - 6.60       08/31/07           6,902,480
                                                                                                              --------------
                                                                                                                  36,882,570
                                                                                                              --------------
                         FINANCIAL PUBLISHING/SERVICES (0.3%)
         7,845           Merrill Communications LLC.....................         11.00          11/23/07           5,883,891
                                                                                                              --------------
                         FOOD RETAIL (1.1%)
        10,694           Big V Supermarkets, Inc. (d)...................         10.63          08/10/03           8,554,928
         4,312           Big V Supermarkets, Inc. (d)...................         10.88          11/10/03           3,449,878
        12,968           Winn-Dixie Stores, Inc.........................          6.38          03/28/07          12,983,709
                                                                                                              --------------
                                                                                                                  24,988,515
                                                                                                              --------------
                         FOOD & BEVERAGES (2.9%)
         3,897           Agrilink Foods, Inc............................          6.59          09/30/04           3,702,547
         3,996           Agrilink Foods, Inc............................          6.84          09/30/05           3,795,726
         7,273           Aurora Foods, Inc..............................          7.33          06/30/05           7,072,798
         4,033           Aurora Foods, Inc. (Revolver)..................      7.33 - 7.39       06/30/05           4,606,987
         6,878           Aurora Foods, Inc..............................          7.83          09/30/06           6,691,257
        14,833           B&G Foods, Inc.................................      8.56 - 8.40       03/03/06          14,499,283
         3,375           CP Kelco ApS & CP Kelco US.....................          7.46          03/31/08           3,159,000
         1,125           CP Kelco ApS & CP Kelco US.....................          7.71          09/30/08           1,054,125
         2,293           Eagle Family Foods, Inc........................      7.69 - 7.71       12/31/05           2,080,768

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
PORTFOLIO OF INVESTMENTS / / SEPTEMBER 30, 2001 CONTINUED

  PRINCIPAL
  AMOUNT IN                                                                  COUPON             MATURITY
  THOUSANDS                                                                   RATE              DATE           VALUE

-----------------------------------------------------------------------------------------------------------------------------

       $ 7,060           Merisant Company...............................         5.89%          03/31/07      $    7,056,612
         9,000           Pinnacle Foods Corp............................          6.61          05/22/08           8,988,750
                                                                                                              --------------
                                                                                                                  62,707,853
                                                                                                              --------------
                         HOME BUILDING (1.2%)
         3,313           Atrium Companies, Inc..........................          7.01          06/30/05           3,221,692
         5,343           Atrium Companies, Inc..........................      6.77 - 9.00       06/30/06           5,196,411
        10,847           Formica Corp...................................      6.67 - 7.76       04/30/06           8,731,826
         9,850           Therma-Tru Holdings, Inc.......................          6.38          05/09/07           9,702,250
                                                                                                              --------------
                                                                                                                  26,852,179
                                                                                                              --------------
                         HOSPITAL/NURSING MANAGEMENT (3.2%)
         5,887           Columbia - HealthOne, LLC......................          7.08          06/30/05           5,922,996
         6,575           Community Health Systems, Inc..................          6.54          12/31/03           6,601,249
         6,575           Community Health Systems, Inc..................          7.04          12/31/04           6,607,430
         2,849           Community Health Systems, Inc..................          7.29          12/31/05           2,866,803
         7,982           FHC Health Systems, Inc........................          6.70          04/30/05           7,782,328
         7,982           FHC Health Systems, Inc........................          6.95          04/30/06           7,782,328
         4,150           GEAC/Multicare Co., Inc. (d)...................          7.50          09/30/04           3,195,625
         1,376           GEAC/Multicare Co., Inc. (d)...................          7.75          06/01/05           1,059,760
         4,289           Genesis Health Ventures, Inc. (d)..............          7.33          09/30/04           3,179,279
         4,268           Genesis Health Ventures, Inc. (d)..............          7.58          06/01/05           3,163,686
         9,468           Interim Healthcare, Inc. (d)...................          8.50          02/29/04           2,603,755
         3,495           Interim Healthcare, Inc. (d)...................          9.00          02/28/05             961,096
         1,596           Magellan Health Services, Inc..................          6.44          02/12/05           1,595,980
         1,596           Magellan Health Services, Inc..................          6.89          02/12/06           1,595,980
        11,000           Triad Hospitals, Inc...........................          6.53          09/30/08          11,100,430
         3,699           Ventas Realty, Limited Partnership.............          7.46          12/31/05           3,655,344
                                                                                                              --------------
                                                                                                                  69,674,069
                                                                                                              --------------
                         HOTELS/RESORTS (1.3%)
         1,980           Meristar Hospitality Operating Partnership,
                          L.P...........................................          4.69          01/31/04           1,915,368
         6,462           Sunburst Hospitality Corp......................          7.58          12/31/05           6,430,236
         7,538           Wyndham International, Inc.....................          8.38          06/30/04           6,545,872
        15,000           Wyndham International, Inc.....................          7.88          06/30/06          12,543,750
                                                                                                              --------------
                                                                                                                  27,435,226
                                                                                                              --------------
                         INDUSTRIAL MACHINERY (2.4%)
         4,909           Flowserve Corp.................................      6.19 - 7.06       06/30/08           4,925,934
         8,253           Formax, Inc....................................      5.79 - 7.75       06/30/05           7,922,611
         4,510           Mueller Group, Inc.............................      7.25 - 7.45       08/16/06           4,861,192
         4,900           Mueller Group, Inc.............................      7.50 - 7.73       08/16/07           4,861,192
         4,340           Mueller Group, Inc.............................      7.50 - 7.73       08/16/07           3,933,528

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
PORTFOLIO OF INVESTMENTS / / SEPTEMBER 30, 2001 CONTINUED

  PRINCIPAL
  AMOUNT IN                                                                  COUPON             MATURITY
  THOUSANDS                                                                   RATE              DATE           VALUE

-----------------------------------------------------------------------------------------------------------------------------

       $ 9,850           SPX Corp.......................................      6.13 - 6.44%      12/31/06      $    9,830,004
        16,940           SPX Corp.......................................      6.25 - 6.38       12/31/07          16,891,213
                                                                                                              --------------
                                                                                                                  53,225,674
                                                                                                              --------------
                         INDUSTRIAL SPECIALTIES (1.9%)
        10,792           Advanced Glassfiber Yarns, LLC.................          6.10          09/30/05          10,467,989
         3,659           Jet Plastica Industries, Inc...................          6.75          12/31/02           2,836,081
         8,822           Jet Plastica Industries, Inc...................          7.25          12/31/04           6,836,757
         2,043           Jet Plastica Industries, Inc. (Revolver).......      6.63 - 6.75       12/31/04           1,583,513
         7,369           MetoKote Corp..................................      7.63 - 7.75       11/02/05           6,300,282
        14,863           Panolam Industries International, Inc. and
                          Panolam Industries, Ltd.......................      6.88 - 8.75       11/24/06          14,417,182
                                                                                                              --------------
                                                                                                                  42,441,804
                                                                                                              --------------
                         MEDICAL SPECIALTIES (0.6%)
         6,024           Dade Behring, Inc..............................          7.13          06/30/06           4,889,310
         6,024           Dade Behring, Inc..............................          7.13          06/30/07           4,889,310
         9,591           Medical Specialties Group, Inc. (d)............      9.00 - 9.75       09/30/01           4,172,046
                                                                                                              --------------
                                                                                                                  13,950,666
                                                                                                              --------------
                         MEDICAL/NURSING SERVICES (0.4%)
         9,714           American Homepatient, Inc......................          7.19          12/31/02           8,208,393
                                                                                                              --------------
                         MISCELLANEOUS COMMERCIAL SERVICES (0.4%)
         9,850           Encompass Services Corp........................          5.92          05/10/07           9,492,938
                                                                                                              --------------
                         MISCELLANEOUS MANUFACTURING (1.2%)
         9,564           Citation Corp..................................      7.50 - 7.63       12/01/07           7,890,467
         1,800           Desa International, Inc........................          7.25          11/26/03           1,548,000
         6,261           Desa International, Inc........................          7.25          11/26/04           5,384,648
         6,349           Doskocil Manufacturing Co......................          9.00          09/30/04           4,676,844
        16,885           Insilco Technologies, Inc......................         11.75          08/25/07           7,682,647
                                                                                                              --------------
                                                                                                                  27,182,606
                                                                                                              --------------
                         MOVIES/ENTERTAINMENT (0.5%)
         4,426           Panavision, Inc................................      6.23 - 6.74       03/31/05           3,547,389
         7,157           United Artists Theatre Co......................          7.58          02/02/05           6,949,523
                                                                                                              --------------
                                                                                                                  10,496,912
                                                                                                              --------------
                         MULTI-SECTOR COMPANIES (0.9%)
        19,000           Mafco Finance Corp.............................          7.58          06/15/02          18,893,220
                                                                                                              --------------
                         OFFICE EQUIPMENT/SUPPLIES (0.5%)
         9,675           Global Imaging Systems, Inc....................      5.85 - 6.79       06/30/06           9,651,067
         7,999           US Office Products Co. (d).....................          9.50          06/09/06           1,389,832
                                                                                                              --------------
                                                                                                                  11,040,899
                                                                                                              --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
PORTFOLIO OF INVESTMENTS / / SEPTEMBER 30, 2001 CONTINUED

  PRINCIPAL
  AMOUNT IN                                                                  COUPON             MATURITY
  THOUSANDS                                                                   RATE              DATE           VALUE

-----------------------------------------------------------------------------------------------------------------------------

                         OILFIELD SERVICES/EQUIPMENT (0.4%)
       $ 8,711           US Synthetic Corp..............................      6.48 - 7.57%      05/31/05      $    8,275,000
                                                                                                              --------------
                         OIL & GAS PIPELINES (0.4%)
         9,000           PMC (Novia Scotia) Co..........................          5.83          05/05/06           9,045,000
                                                                                                              --------------
                         OTHER CONSUMER SERVICES (0.7%)
         7,733           PCA International, Inc.........................          7.29          08/25/05           6,650,667
         7,743           Volume - Services, Inc.........................          7.50          12/03/06           7,769,825
                                                                                                              --------------
                                                                                                                  14,420,492
                                                                                                              --------------
                         OTHER METALS/MINERALS (0.9%)
         9,684           Better Minerals & Aggregates Company...........      7.56 - 9.25       09/30/07           9,006,316
         7,484           CII Carbon, Inc................................          6.58          06/25/08           6,735,406
         4,000           IMC Global, Inc................................      6.72 - 7.50       11/17/06           3,992,480
                                                                                                              --------------
                                                                                                                  19,734,202
                                                                                                              --------------
                         PHARMACEUTICALS: MAJOR (0.2%)
         4,975           Caremark RX, Inc...............................          5.67          03/15/06           5,019,576
                                                                                                              --------------
                         PHARMACEUTICALS: OTHER (0.4%)
         9,546           Advance Paradigm, Inc..........................          7.08          10/02/07           9,575,329
                                                                                                              --------------
                         PRINTING/PUBLISHING (2.1%)
        10,659           The Sheridan Group, Inc........................          6.63          01/30/05           9,877,460
         4,988           Transwestern Publishing Co. Ltd................      5.97 - 6.76       06/27/08           4,987,500
        19,689           Vertis, Inc....................................      7.31 - 8.06       12/07/08          17,670,777
         3,195           Von Hoffman Press, Inc.........................          6.75          05/30/04           3,134,758
        10,387           Von Hoffman Press, Inc.........................          6.75          05/30/05          10,218,713
                                                                                                              --------------
                                                                                                                  45,889,208
                                                                                                              --------------
                         PUBLISHING: BOOKS/MAGAZINES (1.4%)
        10,697           Advanstar Communications, Inc..................          7.00          04/11/07          10,322,743
         9,975           American Media Operations, Inc.................      7.42 - 8.41       04/01/07          10,017,843
         7,500           Primedia Inc...................................      6.38 - 6.54       06/30/09           7,162,500
         5,394           Ziff Davis Media, Inc..........................          6.92          03/31/07           4,054,681
                                                                                                              --------------
                                                                                                                  31,557,767
                                                                                                              --------------
                         PUBLISHING: NEWSPAPERS (1.1%)
         4,825           21st Century Newspapers, Inc...................          7.31          09/15/05           4,728,500
        19,900           CanWest Media, Inc.............................      7.07 - 7.32       05/15/08          19,880,100
                                                                                                              --------------
                                                                                                                  24,608,600
                                                                                                              --------------
                         PULP & PAPER (0.5%)
         7,253           Alabama Pine Pulp Co., Inc.....................          6.67          06/30/03           3,798,740
         3,957           Alabama Pine Pulp Co., Inc. (e)................          7.58          06/30/05             227,513
         5,477           Alabama Pine Pulp Co., Inc. (e)................          0.00          12/31/08             314,915

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
PORTFOLIO OF INVESTMENTS / / SEPTEMBER 30, 2001 CONTINUED

  PRINCIPAL
  AMOUNT IN                                                                  COUPON             MATURITY
  THOUSANDS                                                                   RATE              DATE           VALUE

-----------------------------------------------------------------------------------------------------------------------------

       $ 7,048           Alabama River Newsprint Co. (Participation:
                          Toronto Dominion Bank) (c)....................      5.50 - 6.00%      12/31/02      $    6,695,835
                                                                                                              --------------
                                                                                                                  11,037,003
                                                                                                              --------------
                         RECREATIONAL PRODUCTS/TOYS (0.9%)
         6,978           Ritvik Toys, Inc...............................          7.75          02/08/03           6,210,602
         6,978           Ritvik Toys, Inc...............................          7.75          02/08/04           6,210,602
           351           Spalding Holdings Corp.........................          6.73          09/30/03             267,112
         4,372           Spalding Holdings Corp. (Revolver).............      6.58 - 8.00       09/30/03           3,322,542
         1,828           Spalding Holdings Corp.........................          7.23          09/30/04           1,352,549
         1,828           Spalding Holdings Corp.........................          7.73          09/30/05           1,352,549
         1,052           Spalding Holdings Corp.........................          8.23          03/30/06             778,704
                                                                                                              --------------
                                                                                                                  19,494,660
                                                                                                              --------------
                         RESTAURANTS (0.2%)
         4,101           Captain D's Inc................................          6.60          12/31/01           4,039,178
                                                                                                              --------------
                         RETAIL - SPECIALTY (0.9%)
         6,422           CSK Auto, Inc..................................          7.00          10/31/03           5,891,856
         8,614           HMV Media Group PLC............................          7.41          02/25/06           8,139,852
         5,936           HMV Media Group PLC............................          7.91          08/25/06           5,609,898
                                                                                                              --------------
                                                                                                                  19,641,606
                                                                                                              --------------
                         SEMICONDUCTORS (2.0%)
         6,943           AMI Semiconductor, Inc.........................      6.14 - 6.28       12/21/06           6,838,387
         6,275           ON Semiconductor Corporation...................          7.56          08/04/06           5,271,356
        16,758           ON Semiconductor Corporation...................      7.56 - 8.31       08/04/07          14,076,844
        19,897           Viasystems, Inc................................      7.29 - 7.33       03/31/07          17,445,733
                                                                                                              --------------
                                                                                                                  43,632,320
                                                                                                              --------------
                         SERVICES TO THE HEALTH INDUSTRY (1.5%)
        10,858           Alliance Imaging, Inc..........................          6.11          11/02/07          10,851,479
        10,485           Alliance Imaging, Inc..........................          6.36          11/02/08          10,478,575
         3,073           Unilab Corp....................................          5.63          11/23/05           3,050,078
         9,641           Unilab Corp....................................          6.19          11/23/06           9,641,116
                                                                                                              --------------
                                                                                                                  34,021,248
                                                                                                              --------------
                         SPECIALTY INSURANCE (0.2%)
         2,400           BRW Acquisition, Inc...........................          6.21          07/10/06           2,310,000
         2,400           BRW Acquisition, Inc...........................          6.46          07/10/07           2,310,000
                                                                                                              --------------
                                                                                                                   4,620,000
                                                                                                              --------------
                         SPECIALTY STORES (2.0%)
         4,813           Caribbean Petroleum, LP........................          7.12          09/30/05           4,523,750

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
PORTFOLIO OF INVESTMENTS / / SEPTEMBER 30, 2001 CONTINUED

  PRINCIPAL
  AMOUNT IN                                                                  COUPON             MATURITY
  THOUSANDS                                                                   RATE              DATE           VALUE

-----------------------------------------------------------------------------------------------------------------------------

       $ 2,435           Cumberland Farms, Inc. (Participation: Merrill
                          Lynch & Co., Inc.) (c)........................         8.00%          12/31/03      $    2,416,413
         4,304           Petro Stopping Centers, L.P....................          6.61          07/23/06           4,282,323
        19,305           The Pantry, Inc................................          6.17          01/31/06          19,236,499
         1,504           The Pantry, Inc................................          6.42          07/31/06           1,499,491
        12,000           TravelCenters of America, Inc..................          6.87          11/14/08          12,045,000
                                                                                                              --------------
                                                                                                                  44,003,476
                                                                                                              --------------
                         STEEL (0.9%)
        12,149           ISPAT Inland, L.P..............................      7.45 - 7.48       07/16/05           9,739,886
        12,149           ISPAT Inland, L.P..............................          8.29          07/16/06           9,739,885
                                                                                                              --------------
                                                                                                                  19,479,771
                                                                                                              --------------
                         TELECOMMUNICATION EQUIPMENT (2.7%)
        15,500           American Tower, L.P., American Towers, Inc. and
                          ATC Teleports, Inc............................          7.01          12/31/07          14,980,750
         3,586           Channel Master, Inc............................      5.82 - 6.27       10/10/05           3,591,667
         7,000           Crown Castle Operating Co......................          6.46          03/15/08           6,863,500
        20,895           Pinnacle Towers, Inc...........................      5.85 - 6.96       06/30/07          17,395,088
        21,435           Superior Telecom, Inc..........................          8.13          11/27/05          16,489,918
                                                                                                              --------------
                                                                                                                  59,320,923
                                                                                                              --------------
                         TELECOMMUNICATIONS (5.1%)
        20,000           360network holdings (USA) inc. (d).............         10.00          12/31/07           5,142,800
        10,526           Alaska Communications Systems
                          Holdings, Inc.................................          6.75          11/14/07          10,131,579
         9,474           Alaska Communications Systems
                          Holdings, Inc.................................          7.06          05/14/08           9,118,421
         7,372           Davel Financing Co., LLC (d)...................          9.00          06/23/05             423,894
         7,375           Fairpoint Communications, Inc..................      6.38 - 6.44       03/31/06           7,154,224
        14,625           Fairpoint Communications, Inc..................      6.69 - 8.69       03/31/07          14,185,500
        19,964           Global Crossing Holdings, Ltd..................          6.46          06/30/06          16,959,908
        25,000           KMC Telecom, Inc...............................          9.56          04/01/07          17,916,750
        20,000           McleodUSA Inc..................................          6.83          05/30/08          15,270,000
        16,667           Teligent Inc. (d)..............................         10.00          06/30/06           1,541,667
         3,333           Teligent Inc. (Revolver).......................         10.00          06/30/06             308,333
        25,000           WCI Capital Corp. (d)..........................         10.00          09/30/07           2,196,500
         3,750           XO Communications, Inc.........................          6.31          12/31/06           2,528,587
         7,500           XO Communications, Inc.........................          6.81          06/30/07           4,844,100
         7,000           XO Communications, Inc. (Participation: Goldman
                          Sachs Credit Partners L.P.) (c)...............          6.81          06/30/07           5,190,000
                                                                                                              --------------
                                                                                                                 112,912,263
                                                                                                              --------------
                         TEXTILES (0.7%)
         1,727           Joan Fabrics Corp..............................          6.59          06/30/05           1,636,652
           893           Joan Fabrics Corp..............................          7.97          06/30/06             846,153

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
PORTFOLIO OF INVESTMENTS / / SEPTEMBER 30, 2001 CONTINUED

  PRINCIPAL
  AMOUNT IN                                                                  COUPON             MATURITY
  THOUSANDS                                                                   RATE              DATE           VALUE

-----------------------------------------------------------------------------------------------------------------------------

       $10,661           Polymer Group, Inc.............................         8.38%          12/20/05      $    8,852,210
         3,960           Polymer Group, Inc.............................          8.63          12/30/06           3,322,440
                                                                                                              --------------
                                                                                                                  14,657,455
                                                                                                              --------------
                         TOBACCO (1.1%)
        23,313           Commonwealth Brands, Inc.......................          7.13          12/31/04          23,254,219
                                                                                                              --------------
                         TRANSPORTATION (0.8%)
         9,825           Allied Worldwide, Inc..........................          7.71          11/18/07           9,014,438
         5,166           Quality Distribution, Inc......................      7.33 - 7.48       08/28/05           4,675,082
         4,449           Quality Distribution, Inc......................      7.58 - 7.84       02/28/06           4,026,485
                                                                                                              --------------
                                                                                                                  17,716,005
                                                                                                              --------------
                         WIRELESS COMMUNICATIONS (3.8%)
        12,086           Arch Paging, Inc. (d)..........................         10.69          06/30/06           2,039,470
        21,250           Nextel Finance Co..............................          6.94          06/30/08          18,965,625
        21,250           Nextel Finance Co..............................          7.19          12/31/08          18,965,625
         2,500           Nextel Finance Co..............................          6.56          03/31/09           2,191,675
        20,000           Nextel Partners Operating Corp.................          7.34          01/29/08          19,000,000
        10,000           Nextel Partners Operating Corp.................          7.77          07/29/08           9,377,100
        12,500           Western Wireless Corp..........................      5.38 - 6.25       09/30/08          12,403,526
                                                                                                              --------------
                                                                                                                  82,943,021
                                                                                                              --------------
                         Total Senior Collateralized Term Loans
                          (COST $2,366,391,998)..........................................................      2,051,570,980
                                                                                                              --------------
                         Senior Notes (b) (f) (0.4%)
                         APPAREL/FOOTWEAR (0.0%)
         1,613           London Fog Industries, Inc.....................         10.00          02/27/03             629,121
                                                                                                              --------------
                         CABLE/SATELLITE TV (0.4%)
         9,563           Supercanal Holdings S.A. (Argentina)...........         11.25          10/12/02           7,880,297
                                                                                                              --------------
                         Total Senior Notes
                          (COST $11,452,484).............................................................          8,509,418
                                                                                                              --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
PORTFOLIO OF INVESTMENTS / / SEPTEMBER 30, 2001 CONTINUED

      NUMBER OF
       SHARES                                                                                 VALUE

---------------------------------------------------------------------------------------------------------

                         Common Stocks (g) (0.2%)
                         APPAREL/FOOTWEAR (0.0%)
       129,050           London Fog Industries, Inc. (Restricted) (b)................     $           --
                                                                                          --------------
                         AUTOMOTIVE AFTERMARKET (0.0%)
       100,632           Safelite Glass Corp. (b)....................................             58,636
         6,793           Safelite Realty Corp. (b)...................................              3,958
                                                                                          --------------
                                                                                                  62,594
                                                                                          --------------
                         COMPUTERS SOFTWARE & SERVICES (0.1%)
       186,430           DecisionOne Corp. (b).......................................          1,414,286
                                                                                          --------------
                         ENVIRONMENTAL SERVICES (0.0%)
        19,445           Environmental Systems Products Holdings, Inc. (b)...........                  2
                                                                                          --------------
                         FOREST PRODUCTS (0.1%)
       245,386           Tembec Inc..................................................          1,570,296
                                                                                          --------------
                         MOVIES/ENTERTAINMENT (0.0%)
       230,095           United Artists Theatre Co. (b)..............................            977,905
                                                                                          --------------
                         Total Common Stocks
                          (COST $6,630,287)..........................................          4,025,083
                                                                                          --------------
                         Non-Convertible Preferred Stock (b)(e) (0.0%)
                         ENVIRONMENTAL SERVICES
         3,220           Environmental Systems Products Holdings, Inc.
                          (COST $446)................................................             35,416
                                                                                          --------------

      NUMBER OF                                                                          EXPIRATION
      WARRANTS                                                                              DATE
---------------------                                                                    ----------

                         Warrants (b)(g) (0.0%)
                         APPAREL/FOOTWEAR(0.0%)
         7,931           London Fog Industries, Inc. (Restricted)....................     02/27/05                 --
                                                                                                       --------------
                         AUTOMOTIVE AFTERMARKET (0.0%)
        24,761           Exide Corp. ................................................     03/18/06             55,712
                                                                                                       --------------
                         TELECOMMUNICATIONS (0.0%)
         5,948           KMC Telecom Inc. ...........................................     03/31/02                 57
                                                                                                       --------------
                         Total Warrants
                          (COST $1,722,544)........................................................            55,769
                                                                                                       --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
PORTFOLIO OF INVESTMENTS / / SEPTEMBER 30, 2001 CONTINUED

      PRINCIPAL
      AMOUNT IN                                                                   COUPON         MATURITY
      THOUSANDS                                                                    RATE            DATE            VALUE

    ----
------------------------------------------------------------------------------------------------------------------------------

                         Short-Term Investments (5.2%)
                         Commercial Paper (h)(i) (1.1%)
                         FINANCE - CONSUMER
       $24,000           American Express Credit Corp.
                          (COST $23,977,600)..............................         2.80%         10/11/01      $   23,977,600
                                                                                                               --------------
                         Repurchase Agreements (4.1%)
        75,000           Joint repurchase agreement account (dated
                         09/28/01; proceeds $75,020,344) (j)..............         3.255         10/01/01          75,000,000
        16,671           The Bank of New York (dated 09/28/01; proceeds
                          $16,674,581) (k)................................         2.50          10/01/01          16,671,108
                                                                                                               --------------
                         Total Repurchase Agreements
                          (COST $91,671,108)..............................................................         91,671,108
                                                                                                               --------------
                         Total Short-Term Investments
                          (COST $115,648,708).............................................................        115,648,708
                                                                                                               --------------

                         Total Investments
                          (COST $2,501,846,467) (l)..................................    99.3%      2,179,845,374
                         Other Assets in Excess of Liabilities.......................     0.7          15,441,978
                                                                                         -----     --------------
                         Net Assets..................................................    100.0%    $2,195,287,352
                                                                                         =====     ==============

---------------------

   (a)                     FLOATING RATE SECURITIES. INTEREST RATES SHOWN ARE THOSE IN
                           EFFECT AT SEPTEMBER 30, 2001.
   (b)                     VALUED USING FAIR VALUE PROCEDURES - TOTAL AGGREGATE VALUE
                           IS $11,055,392.
   (c)                     PARTICIPATION INTERESTS WERE ACQUIRED THROUGH THE FINANCIAL
                           INSTITUTIONS INDICATED PARENTHETICALLY.
   (d)                     NON-INCOME PRODUCING SECURITY; LOAN IN DEFAULT.
   (e)                     PAYMENT-IN-KIND SECURITY.
   (f)                     NON-INCOME PRODUCING SECURITY; NOTE IN DEFAULT.
   (g)                     NON-INCOME PRODUCING SECURITIES.
   (h)                     PURCHASED ON A DISCOUNT BASIS. THE INTEREST RATE SHOWN HAS
                           BEEN ADJUSTED TO REFLECT A MONEY MARKET EQUIVALENT YIELD.
   (i)                     ALL OF THIS SECURITY IS SEGREGATED IN CONNECTION WITH
                           UNFUNDED LOAN COMMITMENTS.
   (j)                     COLLATERALIZED BY FEDERAL AGENCY AND U.S. TREASURY
                           OBLIGATIONS.
   (k)                     COLLATERALIZED BY FEDERAL AGENCY AND U.S. TREASURY
                           OBLIGATIONS VALUED AT APPROXIMATELY $17,008,500.
   (l)                     THE AGGREGATE COST FOR FEDERAL INCOME TAX PURPOSES
                           APPROXIMATES THE AGGREGATE COST FOR BOOK PURPOSES. THE
                           AGGREGATE GROSS UNREALIZED APPRECIATION IS $4,213,425 AND
                           THE AGGREGATE GROSS UNREALIZED DEPRECIATION IS $326,214,518,
                           RESULTING IN NET UNREALIZED DEPRECIATION OF $322,001,093.

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
FINANCIAL STATEMENTS

Statement of Assets and Liabilities
SEPTEMBER 30, 2001

Assets:
Investments in securities, at
 value
 (cost $2,501,846,467)........    $2,179,845,374
Cash..........................         7,475,250
Receivable for:
  Interest....................        15,042,798
  Investments sold............           318,410
  Shares of beneficial
   interest sold..............           297,399
Prepaid expenses and other
 assets.......................           798,145
                                  --------------
    Total Assets..............     2,203,777,376
                                  --------------
Liabilities:
Payable for:
  Investment advisory fee.....         1,644,367
  Dividends to shareholders...           923,464
  Administration fee..........           482,726
Accrued expenses and other
 payables.....................         1,333,211
Deferred loan fees............         4,106,256
Commitments and contingencies
 (Note 6).....................          --
                                  --------------
    Total Liabilities.........         8,490,024
                                  --------------
    Net Assets................    $2,195,287,352
                                  ==============
Composition of Net Assets:
Paid-in-capital...............    $2,581,525,098
Net unrealized depreciation...      (322,001,093)
Accumulated undistributed net
 investment income............         5,880,582
Accumulated net realized
 loss.........................       (70,117,235)
                                  --------------
    Net Assets................    $2,195,287,352
                                  ==============
    Net Asset Value Per Share,
        254,642,621 shares
         outstanding
         (unlimited shares
         authorized of $.01
         par value)...........    $         8.62
                                  ==============

Statement of Operations
FOR THE YEAR ENDED SEPTEMBER 30, 2001

Net Investment Income:
Income
Interest.......................    $ 229,467,288
Facility, ammendment and other
 loan fees.....................        7,140,263
Other..........................          299,388
                                   -------------
    Total Income...............      236,906,939
                                   -------------
Expenses
Investment advisory fee........       22,951,578
Administration fee.............        6,783,830
Transfer agent fees and
 expenses......................        1,146,480
Professional fees..............          768,166
Registration fees..............          375,642
Shareholder reports and
 notices.......................          327,180
Custodian fees.................          122,687
Trustees' fees and expenses....           19,484
Other..........................          202,745
                                   -------------
    Total Expenses.............       32,697,792
Less: expense offset...........          (47,446)
                                   -------------
    Net Expenses...............       32,650,346
                                   -------------
    Net Investment Income......      204,256,593
                                   -------------
Net Realized and Unrealized
 Loss:
Net realized loss..............      (56,444,249)
Net change in unrealized
 depreciation..................     (269,173,695)
                                   -------------
    Net Loss...................     (325,617,944)
                                   -------------
Net Decrease...................    $(121,361,351)
                                   =============

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
FINANCIAL STATEMENTS CONTINUED

Statement of Changes in Net Assets

                                                                   FOR THE YEAR          FOR THE YEAR
                                                                      ENDED                 ENDED
                                                                SEPTEMBER 30, 2001    SEPTEMBER 30, 2000
                                                                ------------------    ------------------
Increase (Decrease) in Net Assets:
Operations:
Net investment income.......................................      $  204,256,593        $  224,232,970
Net realized loss...........................................         (56,444,249)           (5,523,905)
Net change in unrealized depreciation.......................        (269,173,695)          (38,361,789)
                                                                  --------------        --------------

    Net Increase (Decrease).................................        (121,361,351)          180,347,276
Dividends to shareholders from net investment income........        (201,153,884)         (221,847,859)
Net increase (decrease) from transactions in shares of
 beneficial interest........................................        (366,527,027)          411,871,174
                                                                  --------------        --------------

    Net Increase (Decrease).................................        (689,042,262)          370,370,591
                                                                  --------------        --------------
Net Assets:
Beginning of period.........................................       2,884,329,614         2,513,959,023
                                                                  --------------        --------------
End of Period (Including accumulated undistributed net
 investment income of $5,880,582 and $2,777,873,
 respectively)..............................................      $2,195,287,352        $2,884,329,614
                                                                  ==============        ==============

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
FINANCIAL STATEMENTS CONTINUED

Statement of Cash Flows
FOR THE YEAR ENDED SEPTEMBER 30, 2001

Increase (Decrease) in Cash:
Cash Flows Provided by Operating Activities:
Net investment income.......................................    $ 204,256,593
Adjustments to reconcile net investment income to net cash
 provided by operating activities:
  Decrease in receivables and other assets related to
   operations...............................................       10,034,793
  Decrease in payables related to operations................         (425,849)
  Net loan fees received....................................        3,800,388
  Amortization of loan fees.................................       (7,140,263)
  Accretion of discounts....................................         (852,032)
                                                                -------------

    Net Cash Provided by Operating Activities...............      209,673,630
                                                                -------------

Cash Flows Provided by Investing Activities:
Purchases of investments....................................     (690,108,757)
Principal repayments/sales of investments...................      788,413,735
Net sales/maturities of short-term investments..............      259,812,613
                                                                -------------

    Net Cash Provided by Investing Activities...............      358,117,591
                                                                -------------

Cash Flows Used for Financing Activities:
Shares of beneficial interest sold..........................      279,001,248
Shares tendered.............................................     (725,753,627)
Dividends from net investment income (net of reinvested
 dividends of $85,338,367)..................................     (116,263,547)
                                                                -------------

    Net Cash Used for Financing Activities..................     (563,015,926)
                                                                -------------

Net Increase in Cash........................................        4,775,295
                                                                -------------

Cash Balance at Beginning of Year...........................        2,699,955
                                                                -------------

Cash Balance at End of Year.................................    $   7,475,250
                                                                =============

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
NOTES TO FINANCIAL STATEMENTS / / SEPTEMBER 30, 2001

1. Organization And Accounting Policies
Morgan Stanley Prime Income Trust (the "Trust"), formerly Morgan Stanley Dean Witter Prime Income Trust, is registered under the Investment Company Act of 1940, as amended, as a non-diversified, closed-end management investment company. The Trust's investment objective is to provide a high level of current income consistent with the preservation of capital. The Trust was organized as a Massachusetts business trust on August 17, 1989 and commenced operations on November 30, 1989.

The Trust offers and sells its shares to the public on a continuous basis. The Trustees intend, each quarter, to consider authorizing the Trust to make tender offers for all or a portion of its outstanding shares of beneficial interest at the then current net asset value of such shares.

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures. Actual results could differ from those estimates.

The following is a summary of significant accounting policies:

A. Valuation of Investments -- (1) Certain senior collateralized loans ("Senior Loans") are valued based on quotations received from an independent pricing service; (2) Senior Loans for which quotations are unavailable are valued based on prices received from an independent pricing service that are calculated pursuant to a derived pricing methodology. The derived pricing methodology calculates a price for a Senior Loan by incorporating certain market information, including a Senior Loan's credit rating and interest rate, and comparing such information to Senior Loans in similar industries for which market information is available; (3) portfolio securities for which over-the-counter market quotations are readily available are valued at the latest bid price; (4) all other securities and other assets are valued at their fair value as determined in good faith under procedures established by and under the general supervision of the Trustees; and (5) short-term debt securities having a maturity date of more than sixty days at time of purchase are valued on a mark-to-market basis until sixty days prior to maturity and thereafter at amortized cost based on their value on the 61st day. Short-term debt securities having a maturity date of sixty days or less at the time of purchase are valued at amortized cost.

B. Accounting for Investments -- Security transactions are accounted for on the trade date (date the order to buy or sell is executed). Realized gains and losses on security transactions are determined by the identified cost method. Interest income is accrued daily except where collection is not expected. When the Trust buys an interest in a Senior Loan, it may receive a facility fee, which is a fee paid to lenders upon

Morgan Stanley Prime Income Trust
NOTES TO FINANCIAL STATEMENTS / / SEPTEMBER 30, 2001 CONTINUED

origination of a Senior Loan and/or a commitment fee which is paid to lenders on an ongoing basis based upon the undrawn portion committed by the lenders of the underlying Senior Loan. The Trust amortizes the facility fee and accrues the commitment fee over the expected term of the loan. When the Trust sells an interest in a Senior Loan, it may be required to pay fees or commissions to the purchaser of the interest. Fees received in connection with loan amendments are amortized over the expected term of the loan.

C. Joint Repurchase Agreement Account -- Pursuant to an Exemptive Order issued by the Securities and Exchange Commission, the Trust, along with other affiliated entities managed by the Investment Manager, may transfer uninvested cash balances into one or more joint repurchase agreement accounts. These balances are invested in one or more repurchase agreements for cash, or U.S. Treasury or federal agency obligations.

D. Senior Loans -- The Trust invests primarily in Senior Loans to Borrowers. Senior Loans are typically structured by a syndicate of lenders ("Lenders"), one or more of which administers the Senior Loan on behalf of the Lenders ("Agent"). Lenders may sell interests in Senior Loans to third parties ("Participations") or may assign all or a portion of their interest in a Senior Loan to third parties ("Assignments"). Senior Loans are exempt from registration under the Securities Act of 1933. Presently, Senior Loans are not readily marketable and are often subject to restrictions on resale.

Some of the Trust's Senior Loans are "Revolver Loans." For these loans, the Trust commits to provide funding up to the face amount of the loan. The amount drawn down by the borrower may vary during the term of the loan.

E. Federal Income Tax Status -- It is the Trust's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Accordingly, no federal income tax provision is required.

F. Dividends and Distributions to Shareholders -- The Trust records dividends and distributions to its shareholders on the ex-dividend date. The amount of dividends and distributions from net investment income and net realized capital gains are determined in accordance with federal income tax regulations which may differ from generally accepted accounting principles. These "book/tax" differences are either considered temporary or permanent in nature. To the extent these differences are permanent in nature, such amounts are reclassified within the capital accounts based on their federal tax-basis treatment; temporary differences do not require reclassification. Dividends and distributions which exceed net

Morgan Stanley Prime Income Trust
NOTES TO FINANCIAL STATEMENTS / / SEPTEMBER 30, 2001 CONTINUED

investment income and net realized capital gains for tax purposes are reported as distributions of paid-in-capital.

2. Investment Advisory/Administration Agreements
Pursuant to an Investment Advisory Agreement with Morgan Stanley Investment Advisors Inc. (the "Investment Advisor"), formerly Morgan Stanley Dean Witter Advisors Inc., the Trust pays an advisory fee, accrued daily and payable monthly, by applying the following annual rates to the net assets of the Trust determined as of the close of each business day: 0.90% to the portion of the daily net assets not exceeding $500 million; 0.85% to the portion of the daily net assets exceeding $500 million but not exceeding $1.5 billion; 0.825% to the portion of daily net assets exceeding $1.5 billion but not exceeding $2.5 billion; 0.80% to the portion of daily net assets exceeding $2.5 billion, but not exceeding $3 billion; and 0.775% to the portion of daily net assets in excess of $3 billion.

Pursuant to an Administration Agreement with Morgan Stanley Services Company Inc. (the "Administrator"), an affiliate of the Investment Advisor, the Trust pays an administration fee, calculated daily and payable monthly, by applying the annual rate of 0.25% to the Trust's daily net assets.

3. Security Transactions and Transactions with Affiliates
The cost of purchases and proceeds from sales/principal repayments of portfolio securities, excluding short-term investments, for the year ended September 30, 2001 aggregated $690,108,757 and $788,114,530, respectively.

Shares of the Trust are distributed by Morgan Stanley Distributors Inc. (the "Distributor"), an affiliate of the Investment Advisor and Administrator. Pursuant to a Distribution Agreement between the Trust, the Investment Advisor and the Distributor, the Investment Advisor compensates the Distributor at an annual rate of 2.75% of the purchase price of shares purchased from the Trust. The Investment Advisor will compensate the Distributor at an annual rate of 0.10% of the value of shares sold for any shares that remain outstanding after one year from the date of their initial purchase. Any early withdrawal charge to defray distribution expenses will be charged to the shareholder in connection with shares held for four years or less which are accepted by the Trust for repurchase pursuant to tender offers. For the year ended September 30, 2001, the Investment Advisor has informed the Trust that it received approximately $7,148,000 in early withdrawal charges.

Morgan Stanley Prime Income Trust
NOTES TO FINANCIAL STATEMENTS / / SEPTEMBER 30, 2001 CONTINUED

Morgan Stanley Dean Witter Trust FSB, an affiliate of the Investment Advisor, Administrator and Distributor, is the Trust's transfer agent. At September 30, 2001, the Trust had transfer agent fees and expenses payable of approximately $18,600.

The Trust has an unfunded noncontributory defined benefit pension plan covering all independent Trustees of the Trust who will have served as independent Trustees for at least five years at the time of retirement. Benefits under this plan are based on years of service and compensation during the last five years of service. Aggregate pension costs for the year ended September 30, 2001 included in Trustees' fees and expenses in the Statement of Operations amounted to $7,388. At September 30, 2001, the Trust had an accrued pension liability of $55,289 which is included in accrued expenses in the Statement of Assets and Liabilities.

4. Federal Income Tax Status
At September 30, 2001, the Trust had a net capital loss carryover of approximately $12,924,000 of which $7,661,000 will be available through September 30, 2007 and $5,263,000 will be available through September 30, 2009 to offset future capital gains to the extent provided by regulations.

Capital losses incurred after October 31 ("post-October losses") within the taxable year are deemed to arise on the first business day of the Trust's next taxable year. The Trust incurred and will elect to defer net capital losses of approximately $56,257,000 during fiscal 2001.

As of September 30, 2001, the Trust had temporary book/tax differences primarily attributable to post-October losses, tax adjustments on revolver loans and term loans held by the Trust and interest on loans in default.

Morgan Stanley Prime Income Trust
NOTES TO FINANCIAL STATEMENTS / / SEPTEMBER 30, 2001 CONTINUED

5. Shares of Beneficial Interest
Transactions in shares of beneficial interest were as follows:

                                                                    SHARES             AMOUNT
                                                                --------------    ----------------
Balance, September 30, 1999.................................      254,813,996      $2,536,180,951
Shares sold.................................................       60,576,915         595,266,193
Shares issued to shareholders for reinvestment of
 dividends..................................................        9,863,237          96,880,027
Shares tendered (four quarterly tender offers)..............      (28,531,603)       (280,275,046)
                                                                 ------------      --------------
Balance, September 30, 2000.................................      296,722,545       2,948,052,125
Shares sold.................................................       28,998,963         273,888,233
Shares issued to shareholders for reinvestment of
 dividends..................................................        9,242,666          85,338,367
Shares tendered (four quarterly tender offers)..............      (80,321,553)       (725,753,627)
                                                                 ------------      --------------
Balance, September 30, 2001.................................      254,642,621      $2,581,525,098
                                                                 ============      ==============

On October 31, 2001, the Trustees approved a tender offer to purchase up to 50 million shares of beneficial interest to commence on November 21, 2001.

6. Commitments and Contingencies
As of September 30, 2001, the Trust had unfunded loan commitments pursuant to the following loan agreements:

                                                                   UNFUNDED
BORROWER                                                          COMMITMENT
--------                                                        --------------
Arena Brands, Inc...........................................     $   355,917
Aurora Foods, Inc...........................................         432,109
Bridge Information Systems, Inc.............................         211,614
Jet Plastica Industries, Inc................................         659,459
Spalding Holdings Corp......................................       1,392,941
Suiza Foods.................................................      15,000,000
World Kitchen Consumer Products, Inc........................          20,000
                                                                 -----------
                                                                 $18,072,040
                                                                 ===========

The total value of securities segregated for unfunded loan commitments was $23,977,600.

7. Expense Offset
The expense offset represents a reduction of the custodian fees for earnings on cash balances maintained by the Trust.

Morgan Stanley Prime Income Trust
NOTES TO FINANCIAL STATEMENTS / / SEPTEMBER 30, 2001 CONTINUED

8. Litigation
On November 14, 2001, an alleged class action lawsuit was filed on behalf of certain investors in Morgan Stanley Prime Income Trust alleging that, during the period from November 1, 1998 through April 26, 2001, the Trust, its investment advisor and a related entity, its administrator, certain of its officers, and certain of its Trustees violated certain provisions of the Securities Act of 1933 and common law by allegedly misstating the Trust's net asset value in its prospectus, registration statement and financial reports. Each of the defendants believes the lawsuit to be without merit and intends to vigorously contest the action.

Morgan Stanley Prime Income Trust
FINANCIAL HIGHLIGHTS

Selected ratios and per share data for a share of beneficial interest outstanding throughout each period:

                                                                  FOR THE YEAR ENDED SEPTEMBER 30,
                                          --------------------------------------------------------------------------------
                                             2001          2000          1999          1998          1997          1996
                                          -----------   -----------   -----------   -----------   -----------   ----------
SELECTED PER SHARE DATA:
Net asset value, beginning of period....  $     9.72    $     9.87    $     9.91    $     9.95    $     9.94     $   9.99
                                          ----------    ----------    ----------    ----------    ----------     --------
Income (loss) from investment
 operations:
  Net investment income.................        0.69          0.82          0.70          0.71          0.75         0.74
  Net realized and unrealized loss......       (1.11)        (0.16)        (0.05)        (0.03)       --            (0.04)
                                          ----------    ----------    ----------    ----------    ----------     --------
Total income from investment
 operations.............................       (0.42)         0.66          0.65          0.68          0.75         0.70
                                          ----------    ----------    ----------    ----------    ----------     --------
Less dividends and distributions from:
  Net investment income.................       (0.68)        (0.81)        (0.69)        (0.72)        (0.74)       (0.75)
  Net realized gain.....................      --            --            --            --            --           --
                                          ----------    ----------    ----------    ----------    ----------     --------
Total dividends and distributions.......       (0.68)        (0.81)        (0.69)        (0.72)        (0.74)       (0.75)
                                          ----------    ----------    ----------    ----------    ----------     --------
Net asset value, end of period..........  $     8.62    $     9.72    $     9.87    $     9.91    $     9.95     $   9.94
                                          ==========    ==========    ==========    ==========    ==========     ========
Total Return+...........................       (4.54)%        6.87%         6.72%         7.14%         7.78%        7.25%
Ratios to Average Net Assets:
Expenses................................        1.20%         1.21%         1.22%         1.29%         1.40%        1.46%
Net investment income...................        7.53%         8.26%         7.02%         7.17%         7.53%        7.50%
Supplemental Data:
Net assets, end of period, in
 thousands..............................  $2,195,287    $2,884,330    $2,513,959    $1,996,709    $1,344,603     $939,471
Portfolio turnover rate.................          29%           45%           44%           68%           86%          72%

                                                  FOR THE YEAR ENDED SEPTEMBER 30,
                                          -------------------------------------------------
                                             1995         1994         1993         1992
                                          ----------   ----------   ----------   ----------
SELECTED PER SHARE DATA:
Net asset value, beginning of period....   $  10.00     $   9.91     $   9.99     $  10.00
                                           --------     --------     --------     --------
Income (loss) from investment
 operations:
  Net investment income.................       0.82         0.62         0.55         0.62
  Net realized and unrealized loss......       0.01         0.09        (0.08)       (0.01)
                                           --------     --------     --------     --------
Total income from investment
 operations.............................       0.83         0.71         0.47         0.61
                                           --------     --------     --------     --------
Less dividends and distributions from:
  Net investment income.................      (0.81)       (0.62)       (0.55)       (0.62)
  Net realized gain.....................      (0.03)      --           --           --
                                           --------     --------     --------     --------
Total dividends and distributions.......      (0.84)       (0.62)       (0.55)       (0.62)
                                           --------     --------     --------     --------
Net asset value, end of period..........   $   9.99     $  10.00     $   9.91     $   9.99
                                           ========     ========     ========     ========
Total Return+...........................       8.57%        7.32%        4.85%        6.23%
Ratios to Average Net Assets:
Expenses................................       1.52%        1.60%        1.45%        1.47%
Net investment income...................       8.11%        6.14%        5.53%        6.14%
Supplemental Data:
Net assets, end of period, in
 thousands..............................   $521,361     $305,034     $311,479     $413,497
Portfolio turnover rate.................        102%         147%          92%          46%

----------------------------

          +             DOES NOT REFLECT THE DEDUCTION OF SALES CHARGE. CALCULATED
                        BASED ON THE NET ASSET VALUE AS OF THE LAST BUSINESS DAY OF
                        THE PERIOD. DIVIDENDS AND DISTRIBUTIONS ARE ASSUMED TO BE
                        REINVESTED AT THE PRICES OBTAINED UNDER THE TRUST'S DIVIDEND
                        REINVESTMENT PLAN.

                       SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
INDEPENDENT AUDITORS' REPORT

To the Shareholders and Board of Trustees of Morgan Stanley Prime Income Trust:

We have audited the accompanying statement of assets and liabilities of Morgan Stanley Prime Income Trust (the "Trust"), formerly Morgan Stanley Dean Witter Prime Income Trust, including the portfolio of investments, as of September 30, 2001, and the related statements of operations and cash flows for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the ten years in the period then ended. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of September 30, 2001, by corresponding with the custodian and selling or agent banks; where replies were not received from selling or agent banks, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Morgan Stanley Prime Income Trust as of September 30, 2001, the results of its operations and its cash flows for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the ten years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
NEW YORK, NEW YORK
NOVEMBER 19, 2001